UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Financial Engines, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FINANCIAL ENGINES, INC.

1050 Enterprise Way, 3rd Floor

Sunnyvale, California 94089

(408) 498-6000

April 1, 2013

Dear Stockholder:

You are cordially invited to attend our 2013 Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at 10:00 a.m., Pacific Time, on Tuesday, May 21, 2013, at the offices of our counsel, Pillsbury Winthrop Shaw Pittman LLP, located at 2550 Hanover Street, Palo Alto, CA 94304.

The formal notice of the Annual Meeting of Stockholders and the Proxy Statement has been made a part of this invitation.

Whether or not you attend the Annual Meeting of Stockholders, it is important that your shares be represented and voted at the Annual Meeting of Stockholders. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope, or by voting by telephone or via the Internet. Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting of Stockholders in person.

The Board of Directors and management look forward to seeing you at the Annual Meeting of Stockholders.

Sincerely,

Anne Tuttle Cappel

Executive Vice President, General Counsel and Secretary

FINANCIAL ENGINES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 21, 2013

To Our Stockholders:

Financial Engines, Inc. will hold its Annual Meeting of Stockholders at 10:00 a.m., Pacific Time, on Tuesday, May 21, 2013, at the offices of our counsel, Pillsbury Winthrop Shaw Pittman LLP, located at 2550 Hanover Street, Palo Alto, CA 94304. We are holding this Annual Meeting of Stockholders:

•	to elect Class III directors to serve until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	to ratify the appointment of KPMG LLP as our independent registered public accountants;

•	to approve the amended and restated 2009 Stock Incentive Plan;

•	to approve the 2014 Executive Cash Incentive Plan; and

•	to transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournments or postponements of the Annual Meeting of Stockholders.

Only stockholders of record at the close of business on March 22, 2013 are entitled to notice of, and to vote at this Annual Meeting of Stockholders and any adjournments or postponements of the Annual Meeting of Stockholders. For ten days prior to the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at the Annual Meeting of Stockholders will be available at the Secretary’s office at 1050 Enterprise Way, 3rd Floor, Sunnyvale, California 94089.

It is important that your shares are represented at this Annual Meeting of Stockholders. Even if you plan to attend the Annual Meeting of Stockholders, we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card, or vote by telephone or via the Internet. This will not limit your rights to attend or vote at the Annual Meeting of Stockholders.

By Order of the Board of Directors,

Anne Tuttle Cappel

Executive Vice President, General Counsel and Secretary

Sunnyvale, California

April 1, 2013

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on May 21, 2013.

Our Proxy Statement for our 2013 Annual Meeting of Stockholders, along with the proxy card, our Annual Report to Stockholders for the fiscal year ended December 31, 2012 and our Annual Report on Form 10-K are available on our website at www.financialengines.com.

FINANCIAL ENGINES, INC.

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of Financial Engines, Inc., a Delaware corporation, of proxies to be used at our 2013 Annual Meeting of Stockholders, referred to as the Annual Meeting, and any adjournments or postponements thereof. Our Annual Meeting will be held at the offices of our counsel, Pillsbury Winthrop Shaw Pittman LLP, located at 2550 Hanover Street, Palo Alto, CA 94304 at 10:00 a.m., Pacific Time, on Tuesday, May 21, 2013. This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about April 1, 2013.

Appointment of Proxy Holders

Our Board asks you to appoint Jeffrey N. Maggioncalda, Raymond J. Sims and Anne Tuttle Cappel as your proxy holders to vote your shares at the Annual Meeting. You may make this appointment by voting the enclosed proxy card using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by our Board.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by our Board at the time this Proxy Statement was printed and which, under our Bylaws, may be properly presented for action at the Annual Meeting.

Who Can Vote

Only stockholders who owned shares of our common stock at the close of business on March 22, 2013, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on March 22, 2013, we had 48,718,885 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of March 22, 2013. There is no cumulative voting in the election of directors.

How You Can Vote

You may vote your shares at the Annual Meeting either by telephone, via the Internet, by mail or in person as described below. Our Board recommends that you vote by telephone, via the Internet or by mail as it is not practical for most stockholders to attend the Annual Meeting. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. Stockholders holding shares through a bank or broker should follow the voting instructions on the voting instruction card received.

Voting by Telephone or via the Internet. You can vote by proxy over by telephone or via the Internet. Please follow the instructions provided on the proxy card or voting instruction card you received.

Voting by Mail. You may vote by proxy by dating, signing and returning your proxy card in the enclosed postage-prepaid return envelope.

Voting at the Annual Meeting. You may vote in person at the Annual Meeting. If you hold shares through a bank or broker, you must obtain a proxy, executed in your favor, from the bank or broker to be able to vote at the Annual Meeting. Voting by telephone, via the Internet or by mail will not limit your right to vote at the Annual Meeting, if you decide to attend in person.

If you submit your proxy, but do not mark your voting preference, the proxy holders will vote your shares FOR the election of the nominees for director, FOR the ratification of the appointment of independent registered public accountants, FOR the approval of the amended and restated 2009 Stock Incentive Plan and FOR the approval of the 2014 Executive Cash Incentive Plan.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the Secretary prior to the Annual Meeting; or

•	by submitting another properly executed proxy of a later date prior to the Annual Meeting.

Required Vote

Directors are elected by a plurality vote, which means that the three nominees for Class III directors receiving the most affirmative votes will be elected. However, if the majority of the votes cast for a director are withheld, then notwithstanding the valid election of such director, our Bylaws provide that such director will voluntarily tender his or her resignation for consideration by the nominating and corporate governance committee. Our Board will determine whether to accept the resignation of such director, taking into account the recommendation of the nominating and corporate governance committee. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

A quorum, which is a majority of the outstanding shares as of March 22, 2013, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter.

Abstentions on any matters are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote against such matter.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 2 (ratification of the appointment of independent registered public accountants) is considered a routine matter. Proposal 1 (election of directors), Proposal 3 (approval of the amended and restated 2009 Stock Incentive Plan) and Proposal 4 (approval of the 2014 Executive Cash Incentive Plan) are not considered routine matters, and without your instruction, your broker cannot vote your shares. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum. However, as brokers do not have discretionary authority to vote on Proposals 1, 3 or 4 broker non-votes will not be counted for the purpose of determining the number of votes cast on Proposals 1, 3 or 4.

Solicitation of Proxies

We will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for solicitation. At this time we have not engaged a proxy solicitor. If we do engage a proxy solicitor we will pay the customary costs associated with such engagement. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Important

Please promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope, or vote by telephone or via the Internet so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Nominees

Our Bylaws provide for a Board of Directors consisting of not fewer than seven (7) nor more than eleven (11) members with the authorized number of directors set from time to time by resolution of our Board. The authorized number of directors is currently set at nine (9) members.

Our Board is divided into three classes: Class I, Class II and Class III. The members of each class of directors serve staggered three-year terms:

•	Our Class I directors are Blake R. Grossman, Robert A. Huret and Jeffrey N. Maggioncalda and their terms will expire at the annual meeting of stockholders to be held in 2014.

•	Our Class II directors are E. Olena Berg-Lacy, John B. Shoven and David B. Yoffie and their terms will expire at the Annual Meeting of stockholders to be held in 2015.

•	Our Class III directors are Heidi K. Fields, Joseph A. Grundfest and Paul G. Koontz and their terms will expire at the Annual Meeting.

Accordingly, three Class III directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2016 or until their successors are elected and qualified. Our Board, upon the recommendation of the nominating and corporate governance committee, selected Heidi K. Fields, Joseph A. Grundfest and Paul G. Koontz as nominees for election as Class III directors at the Annual Meeting. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR the three nominees. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by our Board to fill the vacancy.

In accordance with Securities and Exchange Commission, or SEC, regulations the names of the nominees and certain biographical information about the nominees, including the director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to recommend that the nominee should serve on our Board, are set forth below.

Heidi K. Fields has served as a director since November 2008. She was the executive vice president and chief financial officer of Blue Shield of California from September 2003 until her retirement in December 2012. Prior to joining Blue Shield of California, she served as executive vice president and chief financial officer of Gap, Inc. from 1999 to January 2003. From 1995 to 1999, Ms. Fields served as the chief financial officer of ITT Industries, Inc. She has also held senior financial management positions at General Motors Corporation, including vice president and treasurer during her 16-year tenure from 1979 to 1995. Ms. Fields has served as a director of Agilent Technologies Inc. since 2000. Ms. Fields received an MBA in finance/accounting from Columbia Business School and a bachelor’s degree in Russian language from Georgetown University.

Ms. Fields’ experience as a chief financial officer and her background of senior financial management positions with several large corporations brings to our Board in-depth knowledge of financial best practices as well as financial reporting requirements. In addition, she provides insight into how large employers view investment management services for their employees. Ms. Fields’ status as a financial expert under SEC guidelines and her sophistication with corporate finances offers valuable insight to our management and our Board of Directors in her position as chair of our audit committee.

Joseph A. Grundfest is one of our founders and has served as a director since our inception in June 1996. Mr. Grundfest has not been an employee of our company and has no operational involvement with our company.

Mr. Grundfest joined the faculty of Stanford Law School in January 1990 where he is the William A. Franke Professor of Law and Business. He is also senior faculty of the Arthur and Toni Rembe Rock Center for Corporate Governance at Stanford University, and co-director of Director’s College, a venue for the continuing professional education of directors of publicly traded corporations. Prior to joining Stanford Law School, Mr. Grundfest was a Commissioner of the U.S. Securities and Exchange Commission from 1985 to 1990. He is also a member of the Securities and Exchange Commission’s Investor Advisory Committee. Mr. Grundfest, who serves on the board of KKR, LLC (the managing partner of KKR LP, a publicly-traded entity), is currently the chairman of the board nominating committee of the NASDAQ Stock Market. Mr. Grundfest received a juris doctorate from Stanford Law School and a bachelor’s degree in economics from Yale University.

As a professor of law and business, as well as co-director of the Arthur and Toni Rembe Rock Center for Corporate Governance at Stanford University and of Director’s College, Mr. Grundfest brings to our Board significant corporate governance expertise. As a newly-public company, we also benefit greatly from Mr. Grundfest’s status as a financial expert under SEC guidelines. In addition, as one of our co-founders, he has extensive knowledge of our strategies, business and culture and has a long-established history of providing valuable

Paul G. Koontz has served as our Chairman since February 2003 and has been a director since March 1997. Mr. Koontz has been a general partner at Foundation Capital, a venture capital firm, since 1996. Mr. Koontz currently serves on the board of directors of Envestnet, a publicly-traded company, as well as the private company eBates. Mr. Koontz received a master’s degree in engineering management from Stanford University and a bachelor’s degree in engineering from Princeton University.

Mr. Koontz’s background as a technologist, as well as a successful venture capitalist, provides our Board with significant industry and financial experience. In addition, his service on other boards of directors provides our Board with cross-board experience. Mr. Koontz was selected as our Chairman because of his integrity, judgment and ability to examine issues, lead discussion and build consensus among our Board members. He has a long-established history of providing valuable counsel in his role as director.

Required Vote

The three nominees for director receiving the highest number of affirmative votes will be elected as directors. However, if the majority of the votes cast for a director are withheld, then notwithstanding the valid election of such director, our Bylaws provide that such director will voluntarily tender his or her resignation for consideration by the nominating and corporate governance committee. Our Board will determine whether to accept the resignation of such director, taking into account the recommendation of the nominating and corporate governance committee. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

Our Board recommends a vote FOR the election of Heidi K. Fields, Joseph A. Grundfest and Paul G. Koontz as Class III directors of Financial Engines.

Executive Officers and Directors

The following table shows information about our executive officers and directors as of March 22, 2013:

Name	Age	Position
Jeffrey N. Maggioncalda	44	Chief Executive Officer and Director
Lawrence M. Raffone	49	President
Raymond J. Sims	62	Executive Vice President and Chief Financial Officer
Christopher L. Jones	45	Executive Vice President, Investment Management and Chief Investment Officer
Anne Tuttle Cappel	51	Executive Vice President, General Counsel and Secretary
Garry W. Hallee	52	Executive Vice President, Technology and Service Delivery
Paul A. Gamble	44	Executive Vice President, Distribution and Institutional Services
Kelly O’Donnell	45	Executive Vice President, Marketing
Mary Lee Sharp	52	Executive Vice President, Human Resources
Jeffrey C. Grace	50	Vice President, Controller and Principal Accounting Officer
Paul G. Koontz(2)	52	Chairman of the Board
E. Olena Berg-Lacy(3)	63	Director
Heidi K. Fields(1)(4)	58	Director
Blake R. Grossman(2)	50	Director
Joseph A. Grundfest(1)(3)(4)	61	Director
Robert A. Huret(1)(2)(4)	68	Director
John B. Shoven(2)(3)	65	Director
David B. Yoffie(3)	58	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.
(4)	Determined by our Board to be an “audit committee financial expert” as defined by SEC rules.

The following presents biographical information for each of our executive officers and directors listed above in the table, other than the nominees whose information is on pages 3 and 4. June L. Bower, our former Executive Vice President, Marketing, left the Company in January 2013. In accordance with SEC regulations, with respect to our directors, the biographical information includes the director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to recommend that the director should serve on our Board.

Jeffrey N. Maggioncalda has served as our Chief Executive Officer since November 2012, as our President and Chief Executive Officer since August 1996 and as a director since March 1997. From June 1995 to September 1995, he served as a summer associate at McKinsey & Company. From June 1991 to August 1994, he served as an associate at Cornerstone Research, an economic and financial consulting firm. Mr. Maggioncalda is a member of the board of directors of SVB Financial Group and Silicon Valley Bank. Mr. Maggioncalda received an MBA from the Stanford Graduate School of Business and a bachelor’s degree in economics and English from Stanford University.

Mr. Maggioncalda’s tenure at Financial Engines as our President and Chief Executive Officer brings to our Board a unique and extensive understanding of our company, the strategic choices we have made since our inception and our long-term strategy. Mr. Maggioncalda possesses an in-depth knowledge of our industry as well as leadership, corporate development and operational experience. We also believe it is important that our Chief Executive Officer serve on our Board and that his membership helps to achieve our objective of a Board composed of experienced and dedicated individuals with diversity of backgrounds, skills and perspectives.

Lawrence M. Raffone has served as our President since November 2012 and as our Executive Vice President, Distribution and Institutional Service since January 2001. Prior to joining us, Mr. Raffone served as the executive vice president of Fidelity Investments Institutional Brokerage Group, a division of Fidelity Investments. Mr. Raffone received an MBA from Babson College and a bachelor’s degree in marketing from Bryant University.

Raymond J. Sims has served as our Executive Vice President and Chief Financial Officer since August 1999. Before joining us, Mr. Sims served at Raychem Corporation, a technology company, as senior vice president, chief financial officer and treasurer from 1993 to 1999, as vice president and treasurer from 1985 to 1993 and as director, internal audit from 1982 to 1984. Mr. Sims is a Certified Public Accountant, Personal Financial Specialist and Chartered Global Management Accountant. He received an MBA from the Harvard Business School and a bachelor’s degree in business and economics from Lehigh University.

Christopher L. Jones has served as our Executive Vice President, Investment Management and Chief Investment Officer since January 2006, our Executive Vice President, Investment Management from May 2001 until January 2006, our Vice President, Financial Research & Strategy, from January 1998 until May 2001, and our Director of Financial Research from December 1996 to January 1998. Prior to joining us, Mr. Jones served as a consultant at Cornerstone Research, an economic and financial consulting firm. Mr. Jones received a master’s degree in business technology and engineering-economic systems and a bachelor’s degree in economics from Stanford University.

Anne Tuttle Cappel has served as our Executive Vice President, General Counsel and Secretary since March 2009. Ms. Tuttle Cappel joined us in November 2003 as Director and Associate General Counsel and served as our Director, Acting General Counsel and Secretary from August 2005 to March 2006 and as our Vice President, General Counsel and Secretary from March 2006 to March 2009. Prior to joining us, she served as Vice President and Assistant General Counsel at Loomis Sayles & Company, L.P., a federally registered investment advisor, overseeing a 12-person compliance team, from April 2000 to October 2003. Ms. Tuttle Cappel received a juris doctorate from Boston University School of Law and a bachelor’s degree in economics from Yale University.

Garry W. Hallee has served as our Executive Vice President of Technology and Service Delivery since December 2009 and served as our Executive Vice President, Technology from June 1999 to December 2009. He also served as acting Executive Vice President, Service Delivery, from December 2007 to May 2008. Prior to joining us, Mr. Hallee served as the executive vice president of research and development for Vantive Corporation, a customer relationship management software company, from October 1996 to August 1998. From May 1984 to September 1996, Mr. Hallee co-founded and served as the chief technology officer of Aion Corporation, a computer software company. Mr. Hallee received a master’s degree and a bachelor’s degree in electrical engineering/computer systems from Stanford University.

Paul A. Gamble has served as Executive Vice President, Distribution and Institutional Services since November 2012 and served as Vice President, National Sales from April 2004 to November 2012. He also served as National Director of Business Development from April 2002 to April 2004 and Regional Sales Director from June 2000 to April 2002. Prior to joining us, Mr. Gamble served as Vice President of Institutional Retirement Sales at Scudder Investments from June 1998 to June 2000. From January 1996 to May 1998, Mr. Gamble was Vice President of Institutional Retirement Sales at Fidelity Investments. Mr. Gamble received a bachelor’s degree in psychology from the College of Wooster.

Kelly O’Donnell has served as our Executive Vice President of Marketing since January 2013 and Vice President of Marketing from July 2007 to January 2013. From October 2006 to June 2007, she served as Senior Director of Channel Marketing and Director of Customer Acquisition and Retention from June 2003 to September 2006. Prior to joining Financial Engines, she was Director of Consulting and analyst for Cerulli Associates from June 1998 to June 2003. Ms. O’Donnell was also a litigation assistant at A. G. Edwards & Sons from May 1996 to July 1997 and a manager and associate at Coopers & Lybrand from August 1989 to May 1996. Ms. O’Donnell holds a B.S in Accountancy from the University of Missouri.

Mary Lee Sharp has served as our Executive Vice President of Human Resources since January 2012. Prior to joining us, Ms. Sharp served as Vice President, Human Resources at Omnicell Inc., a healthcare systems and software solutions provider, from December 2007 to December 2011, and as Senior Director of Human Resources at Sybase Inc., a global enterprise software company, from June 2007 to October 2007. From November 2003 to June 2007, she served as Vice President of Human Resources for Panalpina Inc., a global transportation and logistics corporation. Ms. Sharp received a juris doctorate from Santa Clara University School of Law and a bachelor’s degree in political science and public affairs from the University of Denver.

Jeffrey C. Grace has served as our Vice President, Controller and Principal Accounting Officer since May 2010. Mr. Grace joined the company in January 2010 as our Vice President and Corporate Controller. Prior to joining us, beginning in July 2007, Mr. Grace was Chief Financial Officer for Christensen & Giannini. He held senior financial management positions including Chief Financial Officer and Director for Language Line Services, Inc., from 2004 to 2007 and was Vice President of Finance & Principal Accounting Officer for Excelligence Learning Corporation from 1997 to 2004. Mr. Grace began his career with Deloitte & Touche LLP. He is a Certified Public Accountant and earned a bachelor’s degree in finance from California State University, Los Angeles.

E. Olena Berg-Lacy has served as a director since July 1998 and as a consultant from July 1998 until December 2007 and from October 2009 until December 2011. She has served as a director of Bentall Kennedy, a private company, from September 2012 to the present.Ms. Berg-Lacy was a partner with Fiduciary Benchmarks, Inc. from September 2007 until March 2008. Ms. Berg-Lacy was a member of the Board of Trustees for the GM/UAW Trust for Retiree HealthCare from March 2006 until January 2009 and the UAW Trust for Retiree Health Benefits from January 2009 until January 2012. She has been a director, chair of the finance committee, and a consultant to the non-profit Pension Rights Center since 2000. Prior to this, she served as Assistant Secretary of the United States Department of Labor, a position she held from June 1993 to June 1998. She received an MBA with honors from Harvard Business School and a bachelor’s degree in English literature from California State University at Chico.

Ms. Berg-Lacy was asked to join our Board due her extensive experience in retiree benefits and with the U.S. Department of Labor. Her viewpoint enables her to advise our Board and company from the perspective of retirees as well as the regulatory bodies which govern the highly technical area of retirement benefits. Ms. Berg-Lacy is very familiar with our strategies, business and culture due to her twelve years of service on our Board and has a long-established history of providing valuable counsel in her role as director.

Blake R. Grossman has served as a director since May 2011 and has served as the managing partner of CHJ Capital Management LLC since May 2011. Mr. Grossman held executive positions with BlackRock, Inc., an investment management, risk management and advisory services provider, through 2010, including Vice Chairman and Head of Scientific Investments. Previously, Mr. Grossman served as the Global Chief Executive Officer, a director and Member of the Executive Committee of Barclays Global Investors (BGI), until it was acquired by BlackRock in December, 2009. From 1985 to 2009, Mr. Grossman held various executive positions with BGI and its predecessor organizations, including Chief Investment Officer from 1992 to 2002. He currently serves as a director of the private companies Hillcrest Asset Management LLC, as well as CamberView Partners LLC. The Financial Analysts Journal awarded Mr. Grossman a Graham and Dodd Award for his research on the investment implications of divestment decisions, co-authored with William F. Sharpe, in 1986. Mr. Grossman graduated Phi Beta Kappa from Stanford University, where he received a master’s and a bachelor’s degree in economics.

Mr. Grossman’s extensive experience with financial products and the strategies used to build portfolios and identify investments are skills essential to understanding the fundamentals of our company, and to advising our growth. Our Board also values the perspective gained from his previous work with our co-founder, Mr. Sharpe. Mr. Grossman’s long tenure as an executive in the financial industry demonstrates his leadership skills and judgment.

Robert A. Huret has served as a director since January 2011. He co-founded and has been a Managing Member of FTV Management Company, L.P., a private equity management company, since 1998 and is a Founding Partner of FTV Capital, a multi-stage private equity firm whose limited partners include many of the world’s foremost financial institutions. Previously, he was a senior consultant to Montgomery Securities. He also served as Senior Vice President Finance and Planning and Trust Executive Officer at the Bank of California and was Vice President of Planning and Mergers and Acquisitions at First Chicago Corporation/The First National Bank of Chicago. Since 1990, his financial and professional emphasis has focused on technology companies that develop products and services for the financial services industry. He has served as Trustee of Cornell University and San Francisco University High School. Concurrently with his investment banking and venture capital career, he serves as the Chairman of Huret, Rothenberg & Co., a private investment firm. Previously, he has been Founder and Vice Chairman of Newell Associates and Founder and Director of Third Age Media. He currently serves as Director of Caplin Systems Ltd., Cloudmark, Inc. and Bank of Hawaii Corporation (NYSE: BOH). Mr. Huret received his bachelor of science degree in Industrial and Labor Relations from Cornell University and his MBA with distinction from Harvard Business School.

Mr. Huret previously served on our Board from 2002 to 2009. Mr. Huret left our Board in 2009 in accordance with his firm’s policies requiring resignation when a portfolio company files with the SEC for an initial public offering. Our Board determined that it would benefit from Mr. Huret resuming a director position, and as his firm’s policies permitted him to return to our Board, Mr. Huret accepted his appointment to our Board in January 2011. Mr. Huret’s status as a financial expert under SEC guidelines and experience in the private equity arena and financial industry bring to our Board leadership, management and sophisticated financial expertise. His extensive knowledge of technology companies and their applications in the financial services industry provides key insights for our company.

John B. Shoven, Ph.D., has served as a director since January 2010 and currently serves as the Charles R. Schwab Professor of Economics at Stanford University, where he has taught since 1973. Dr. Shoven is also the Wallace R. Hawley Director of the Stanford Institute for Economic Policy Research, a position he has held since November 1999 and earlier served in that capacity from 1989 to 1993. He served as Chairman of the Economics Department at Stanford University from 1986 to 1989 and as Dean of the School of Humanities and Sciences from 1993 to 1998. Dr. Shoven currently serves as a director on the board of directors of Exponent, Inc., an engineering and scientific consulting firm, as well as chairman of the nominating and governance committee and a member of the audit committee and compensation committee. He serves as chairman of the board of directors of Cadence Design Systems, Inc., a developer of electronic design automation hardware and software, as well as chairman of the compensation committee and a member of the nominating and governance committee and the audit committee. Dr. Shoven also serves as a director on the board of directors of American Century Funds, Mountain View Board, where he is Chairman of the Client Experience Oversight Committee and a member of the Governance Committee. He is a Fellow of the American Academy of Arts and Sciences, a recipient of the Paul A. Samuelson Award for Outstanding Scholarly Writing on Lifelong Financial Security, an award-winning teacher at Stanford, and has published more than 100 professional articles and twenty books. Dr. Shoven holds a Ph.D. in economics from Yale University and a bachelor’s degree in physics from University of California, San Diego.

As a professor of economics and director of the Stanford Institute for Economic Policy Research, Dr. Shoven has strong financial and corporate governance expertise. He provides expertise on investment theory. Dr. Shoven’s service on a number of public company boards of directors, including their various committees, also provides cross-board experience and insight into practices at other organizations.

David B. Yoffie, Ph.D., has been a director of the company since June 2011 and is the Max and Doris Starr Professor of International Business Administration at Harvard Business School, where he has taught since 1981. Dr. Yoffie served as Chairman of Harvard Business School’s Strategy department from 1997 to 2002, Chairman of the Advanced Management Program from 1999 to 2002, Senior Associate Dean and Chair of Executive Education from 2006-2012, and he currently chairs Harvard’s World President’s Organization program. He has also lectured and consulted in more than 30 countries. Dr. Yoffie is a member of the board of directors of Intel Corporation and TiVO Inc. and served as a member of the board of directors of Charles Schwab Corporation until 2007. He is also on the board of the National Bureau of Economic Research, a nonprofit research organization. Dr. Yoffie holds a masters and Ph.D. from Stanford University, where he has been a Visiting Scholar, and a bachelor’s degree from Brandeis University.

Dr. Yoffie provides a depth of knowledge regarding the development and operation of successful business enterprises. His service on other boards of directors provides our Board with cross-board experience. Dr. Yoffie brings experience in strategy and management to his role as director.

There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

Organization of our Board of Directors

Our Board oversees, counsels, and directs management in our long-term interests and those of our stockholders. Under our Corporate Governance Guidelines, which can be found on our company website, our Board’s responsibilities include:

•	selecting, evaluating the performance of, and determining the compensation of the chief executive officer and other senior executives;

•	planning for succession with respect to the position of chief executive officer and monitoring management’s succession planning for other senior executives;

•	reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions;

•	overseeing the conduct of our business and the assessment of our business risks to evaluate whether the business is being properly managed;

•	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics;

•

establishing the appropriate “Tone at the Top” to actively cultivate a corporate culture that gives high priority to ethical standards, principles of fair dealing, professionalism, integrity, full compliance with legal requirements and ethically sound strategic goals;

•

choosing the chief executive officer, monitoring his or her performance and having a detailed succession plan for the chief executive officer, including preparations in the event the chief executive officer becomes unavailable or fails to meet performance expectations;

•

planning for and dealing with crises, in particular crises where the tenure of the chief executive officer is in question, where there has been a major disaster or risk management crisis, or where our company’s reputation is threatened by product failure or a socio-political issue;

•

assuming a position of authority whenever there is a proposed transaction that creates a seeming conflict between the best interests of stockholders and those of management, including potential takeovers;

•	determining our company’s reasonable risk levels and monitoring the management of risks within those parameters;

•	approving our company’s annual operating plan and long-term strategy, monitoring performance and providing advice to management as a strategic partner;

•	working with management to promote and balance our company’s short-term performance and long-term success;

•

seeking, in conjunction with the duty to determine executive compensation, a balance of enabling our company to recruit, retain and incentivize the most talented executives, while avoiding excessive compensation;

•	closely following our investor relations to develop an understanding of stockholder perspectives on our company;

•	keeping abreast of current standards for compliance with legal and regulatory requirements, setting and monitoring compliance with such requirements and responding appropriately to compliance issues;

•	interviewing and nominating director candidates, monitoring and evaluating our Board’s own performance and seeking continuous improvement for Board performance; and

•

taking into account the board or committee chairperson’s term of service, if the chairperson has served in such capacity for three consecutive terms, and determining if a rotation of the committee chair is appropriate or advisable.

Our Board and its committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as appropriate. Our Board held seven meetings during 2012. Each director attended at least 75% of the total regularly scheduled and special meetings held by our Board and the committees on which such director served during his or her tenure in 2012. Our non-management directors meet in regularly scheduled sessions without the presence of management in Executive Sessions. The Chairman of the Board presides over each such Executive Session. We do not have a policy regarding directors’ attendance at the Annual Meeting of Stockholders, however, we encourage our directors to attend. In 2012, eight of our directors attended the Annual Meeting.

Board Leadership Structure. Our Board has determined that having an independent director serve as Chairman of the Board is in the best interest of our stockholders at this time. An independent Chairman allows our Board to have an independent perspective, which works in tandem with the viewpoint of our Chief Executive Officer, to provide robust review of our company’s business and strategies.

Risk Oversight. Our Board is actively involved in oversight of risks that could affect our company. This oversight is conducted primarily through the committees of our Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. For example, strategic risks are overseen by the full Board; financial conduct and related person transactions risks are overseen by the audit committee; risks related to our governance structure are overseen by the nominating and corporate governance committee; and compensation risks are overseen by the compensation committee. In addition to the committees’ attention to risk, our Board has retained responsibility for general risk oversight. Our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company. This includes reports from the Chief Compliance Officers of both Financial Engines, Inc. and our wholly-owned subsidiary, Financial Engines Advisors, L.L.C. at least annually. In addition, we have an enterprise risk management program overseen by our senior management under which enterprise risks are identified and prioritized by our management. Our management regularly reports on enterprise risks to the relevant committee or our Board. Additional review or reporting on enterprise risks is conducted as needed or as requested by our Board or a committee. We believe that these processes are consistent with, and provide additional support for, the current Board leadership structure.

Board Independence. Our Corporate Governance Guidelines provide that a majority of our directors will be independent. Based on the review and recommendation by the nominating and corporate governance committee, our Board has determined that each of our directors other than Mr. Maggioncalda, our Chief Executive Officer, qualifies as “independent” in accordance with the published listing requirements of The NASDAQ Stock Market. In addition, all compensation committee members are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (which is referred to in this Proxy Statement as the Code), to allow our company a tax deduction for certain employee compensation exceeding $1,000,000 for an individual. All compensation committee members are also “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (which is referred to in this Proxy Statement as the Exchange Act) to allow our company to exempt certain option grants and similar transactions from the short-swing profits prohibition of Section 16 of the Exchange Act. To facilitate this determination, annually each director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the nominating and corporate governance committee and our Board with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee.

Board Committees

Board Committees. Our Board has established three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. We believe that the composition of these committees meet the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the current rules of The NASDAQ Stock Market and SEC rules and regulations. We intend to comply with future requirements as they become applicable to us. Our Board has approved a charter for each of these committees, which can be found on our website at www.financialengines.com. Each committee has the composition and responsibilities described below:

Audit Committee
Number of Members:	3
Members:	Heidi K. Fields, Chairperson
Joseph A. Grundfest
Robert A. Huret

Number of Meetings in 2012:	4
Functions:

The audit committee assists our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls.

Each of our audit committee members has been determined by our Board to be an “audit committee financial expert” as defined by SEC rules.

The audit committee oversees the audit efforts of our independent accountants and takes actions as it deems necessary to satisfy itself that the accountants are independent of management. The audit committee is also responsible for monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

In addition, the audit committee is responsible for oversight of our risks relating to accounting matters and financial reporting. To satisfy these oversight responsibilities, the audit committee meets at regularly scheduled meetings with our Controller and Principal Accounting Officer and Chief Financial Officer, General Counsel and other members of management, including our internal audit personnel and internal risk committee, and separately in executive sessions with our independent registered public accounting firm, to discuss and review our financial statements, internal controls, auditing, accounting and financial reporting processes, and the adequacy of the resources devoted to these functions. The audit committee also receives regular reports at committee meetings regarding issues such as the status and findings of audits being conducted by the independent auditors, accounting changes that could affect our financial statements and proposed audit adjustments, if any. Our former director Mr. Wolfson was a member of our audit committee until his retirement from our Board upon the date of the 2012 Annual Meeting of Stockholders, or the 2012 Annual Meeting.

Compensation Committee
Number of Members:	4
Members:	Paul G. Koontz, Chairperson
Blake R. Grossman
Robert A. Huret
John B. Shoven

Number of Meetings in 2012:	7
Functions:

The compensation committee assists our Board in meeting its responsibilities with regard to oversight and determination of executive compensation and assesses whether our compensation structure establishes appropriate incentives for officers and employees. The compensation committee is responsible for risks relating to employment policies and our compensation and benefit plans. To assist it in satisfying these oversight responsibilities, the compensation committee has retained its own compensation consultant and meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions being made. The compensation committee chairperson also meets as needed between formal committee meetings with management and the committee’s consultant.

The compensation committee reviews and makes recommendations to our Board with respect to our major compensation plans, policies and programs. In addition, the compensation committee reviews and makes recommendations for approval by the independent members of our Board regarding the compensation for our executive officers, establishes and modifies the terms and conditions of employment of our executive officers, and administers our Amended and Restated 2009 Incentive Stock Plan, our executive bonus plans and our employee bonus plans. In addition, the compensation committee may award one-time incentive payments to our executive officers in consideration of taking on significant additional responsibility for an indefinite period of time, or extraordinary performance significantly above and beyond the norm. While rarely utilized, we intend to retain this committee authority as we believe having a flexible approach to our incentive compensation program is essential to allow us to consider and recognize performance against changing market or industry dynamics.

Nominating and Corporate Governance Committee
Number of Members:	4
Members:	Joseph A. Grundfest, Chairperson
E. Olena Berg-Lacy
John B. Shoven
David B. Yoffie

Number of Meetings in 2012:	4
Functions:

The nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships, the size and composition of our Board and the compensation for non-employee directors. In addition, the nominating and corporate governance committee oversees our general corporate governance guidelines as well as our policies addressing regulatory and legal matters, and reports and makes recommendations to our Board concerning corporate governance matters.

The nominating and corporate governance committee is responsible for oversight of risks relating to Board succession planning, our ethics policies and corporate governance practices. To satisfy these oversight responsibilities, the nominating and corporate governance committee receives regular reports from our officers responsible for each of these risk areas on matters such as progress against succession planning programs and goals, trends in risk levels and risk management activities.

Compensation Committee Interlocks and Insider Participation

None of the current members of the compensation committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on, or proposed to serve on, our Board or the compensation committee.

Director Nominations

Our Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The nominating and corporate governance committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to our Board for nomination or election.

Director Criteria. The nominating and corporate governance committee has a policy regarding consideration of director candidates recommended by stockholders. The nominating and corporate governance committee reviews suggestions for director candidates recommended by stockholders and considers such candidates for recommendation based upon an appropriate balance of knowledge, experience and capability. In addition to considering an appropriate balance of knowledge, experience and capability, our Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. We do not have a specific policy regarding diversity of candidates. The nominating and corporate governance committee selects candidates for director based on their character, judgment, diversity of experience, business acumen, and his or her willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The nominating and corporate governance committee believes it appropriate for at least one, and, preferably, multiple, members of our Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of our Board to meet the definition of “independent director” under the rules of The NASDAQ Stock Market. The nominating and corporate governance committee also believes it appropriate for our Chief Executive Officer to participate as a member of our Board.

Prior to each annual meeting of stockholders, the nominating and corporate governance committee identifies nominees first by reviewing the current directors whose terms expire at the annual meeting of stockholders and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidates’ prior service as directors, and the needs of our Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the nominating and corporate governance committee determines not to nominate the director, or a vacancy is created on our Board as a result of a resignation, an increase in the size of our Board or other event, the nominating and corporate governance committee will consider various candidates for Board of Directors membership, including those suggested by members of the nominating and corporate governance committee, by other members of our Board, by any executive search firm engaged by the nominating and corporate governance committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for our Board should notify Financial Engines’ Secretary, any member of the nominating and corporate governance committee, or the persons referenced below in “Communications with our Board of Directors” in writing with any supporting material the stockholder considers appropriate.

Stockholder Nominees. In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at the annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to Financial Engines’ Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the anniversary of the date our proxy statement was provided to stockholders in connection with previous year’s annual meeting, which was April 2, 2012. However if the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, we must receive the stockholder’s notice by the close of business on the later of 90 days prior to the annual meeting and the 10th day after the day we provided such public disclosure of the meeting date. Information required by our Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Exchange Act and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, Financial Engines, Inc., 1050 Enterprise Way, 3rd Floor, Sunnyvale, California 94089. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Communications with our Board of Directors

Our Board recommends that stockholders and other interested persons initiate communications with our Board, the Chairman, or any committee of our Board in writing to the attention of our Secretary at 1050 Enterprise Way, 3rd Floor, Sunnyvale, California 94089. This process will assist our Board in reviewing and responding to stockholder communications in an appropriate manner. Our Board has instructed our Secretary to review such correspondence and, at her discretion, not to forward items if she deems them to be of a commercial or frivolous nature or otherwise inappropriate for our Board’s consideration such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

Corporate Governance Principles and Practices

We believe our corporate governance initiatives comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives comply with the rules of The NASDAQ Stock Market.

Our Board has adopted Corporate Governance Guidelines, as discussed above, as well as a Code of Business Conduct and Ethics that apply to our directors, officers and employees. The code addresses various topics, including:

•	compliance with laws, rules and regulations;

•	conflicts of interest;

•	corporate opportunities;

•	competition and fair dealing;

•	equal employment and working conditions;

•	record keeping;

•	confidentiality;

•	protection and proper use of company assets; and

•	payments to government personnel.

Our company has also adopted a Code of Ethics for Senior Financial Officers applicable to our chief executive officer, president, chief financial officer, controller and other key management employees addressing ethical issues. The Corporate Governance Guidelines, Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers are available in the Corporate Governance section of our website. We have also adopted an Insider Trading and Communications Policy which prohibits the following transactions: engaging in any form of hedging transactions in our stock, pledging our stock as collateral for a loan, trading in our securities on a short-term basis, purchases of our securities on margin, short sales of our securities, buying or selling puts or calls, or their equivalent positions, on our securities. The Insider Trading and Communications Policy further provides that we will not arrange for cashless exercises of stock options and sets forth the principle that any of our securities purchased in the open market by an employee should be held for a minimum of six months. We have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints regarding questionable federal securities law matters, accounting and auditing matters from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to the audit committee.

COMPENSATION OF DIRECTORS

Our non-employee directors are entitled to receive an annual retainer of $40,000. The chairperson of the audit committee receives an additional annual retainer of $15,000 and the chairpersons of the compensation committee and nominating and corporate governance committee each receive an additional annual retainer of $10,000. The higher retainer for the audit committee chair reflects the additional meetings and specialized attention to our earnings releases and financials required of this committee chair.

In addition, non-employee directors receive nondiscretionary, automatic grants of nonstatutory stock options and restricted stock units, or RSUs, under our Amended and Restated 2009 Stock Incentive Plan, or the 2009 Stock Incentive Plan. A non-employee director is automatically granted an initial option to purchase 25,000 shares upon becoming a member of our Board. The initial option vests and becomes exercisable pursuant to the same schedule generally applicable to employees: vesting over four years, with 1/4th of the shares subject to the option vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments thereafter over the subsequent three years. The options granted to non-employee directors will have a per-share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and will become fully vested if a change in control occurs.

On the first business day following each of our regularly-scheduled annual meetings of stockholders, each non-employee director is automatically granted 5,000 RSUs, provided the director has served on our Board for at least six months. The RSUs vest over four years, with 25% vesting annually on the anniversary of the grant date.

We also have paid or reimbursed Ms. Berg-Lacy, Dr. Yoffie and Dr. Shoven for reasonable out-of-pocket and travel expenses in connection with attendance at our company events and Board and committee meetings.

Director Stock Ownership Guidelines

Our Board has established guidelines, which became effective immediately following the 2012 Annual Meeting, to better ensure that our non-employee directors each maintain an appropriate equity stake in our company. These guidelines provide that, within five years of January 1, 2012, non-employee directors should beneficially own and/or hold common stock or vested equity awards in an aggregate amount equal to 10,000 shares of our common stock. Using the closing price of our stock on the date that our Board established this guideline, this ownership requirement equates to more than five times our annual retainer for Board service. For newly appointed non-employee directors, this ownership level must be attained within five years from the date of their initial election or appointment to our Board and be maintained until the end of their board service.

2012 Director Compensation

The following table sets forth the compensation paid or accrued by us to our non-employee directors in 2012. The table excludes Mr. Maggioncalda, who did not receive any additional compensation from us for his role as a director because he is our Chief Executive Officer.

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(1)(2)	Total ($)
E. Olena Berg-Lacy	40,000	103,800	143,800
Heidi K. Fields	55,000	103,800	158,800
Blake R. Grossman	40,000	103,800	143,800
Joseph A. Grundfest	50,000	103,800	153,800
Robert A. Huret	40,000	103,800	143,800
Paul G. Koontz	50,000	103,800	153,800
John B. Shoven	40,000	103,800	143,800
David B. Yoffie	40,000	103,800	143,800

(1)	On May 16, 2012 we granted an RSU award of 5,000 shares to each of our directors with a fair market value of $20.76 per share. The value of the stock awards is based on the fair value of the award as of the grant date calculated in accordance with Accounting Standards Codification 718, Stock Compensation (ASC 718), excluding any estimate of future forfeitures. See Note 5 of the Notes to Consolidated Financial Statements in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2012, for the assumptions made in determining ASC 718 values. Regardless of the value on the grant date, the actual value that may be recognized by the directors will depend on the market value of our common stock on a date in the future when the RSU award vests.
(2)	The following table lists all outstanding equity awards held by non-employee directors as of the end of 2012:

Name	Options (#)	RSU Awards (#)
E. Olena Berg-Lacy	20,000	5,000
Heidi K. Fields	70,000	5,000
Blake R. Grossman	50,000	5,000
Joseph A. Grundfest	10,000	5,000
Robert A. Huret	50,000	5,000
Paul G. Koontz	10,000	5,000
John B. Shoven	60,000	5,000
David B. Yoffie	50,000	5,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 1, 2013, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our named executive officers listed in the 2012 Summary Compensation Table on page 37, (iii) each of our directors and our nominees for director and (iv) all our current directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o Financial Engines, Inc., 1050 Enterprise Way, 3rd Floor, Sunnyvale, California 94089. The percentage of common stock beneficially owned is based on 48,465,777 shares outstanding as of March 1, 2013.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)(2)
5% Stockholders:
Entities affiliated with T. Rowe Price(3)	5,118,439	10.56
Entities affiliated with Wells Fargo & Company(4)	4,700,798	9.70
Entities affiliated with BlackRock, Inc.(5)	3,100,154	6.40
Entities affiliated with BAMCO Inc.(6)	3,058,471	6.31
Directors and Named Executive Officers:
Jeffrey N. Maggioncalda(7)	885,270	1.83
Raymond J. Sims(8)	110,045	*
Christopher L. Jones(9)	469,679	*
Lawrence M. Raffone(10)	406,814	*
June L. Bower(11)	8,750	*
Paul G. Koontz(12)	112,067	*
E. Olena Berg-Lacy(13)	5,916	*
Heidi K. Fields(14)	62,916	*
Blake R. Grossman(15)	48,958	*
Joseph A. Grundfest(16)	413,990	*
Robert A. Huret(17)	28,125	*
John B. Shoven(18)	25,416	*
David B. Yoffie (19)	22,916	*
All current directors and executive officers as a group (18 persons)(20)	3,199,280	6.60

*	Amount represents less than 1% of our common stock.
(1)	We have determined beneficial ownership in accordance with the SEC rules. To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.
(2)	For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, shares which such person or group has the right to acquire within 60 days of March 1, 2013 are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.
(3)	Based solely on a report on Schedule 13G/A filed on February 8, 2013. Shares beneficially owned by T. Rowe Price Associates, Inc., or Price Associates, are owned by various individual and institutional investors, which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates expressly disclaims beneficial ownership of the reported securities. The principal business address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.
(4)	Based solely on a report on Schedule 13G/A filed on February 13, 2013. Shares beneficially owned by Wells Fargo & Company and its subsidiaries Wells Capital Management Incorporated, Wells Fargo Funds

Management, LLC, Wells Fargo Bank, N.A., Wells Fargo Funds Management, LLC and Golden Company Management, LLC. The principal business address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104.
(5)	Based solely on a report on Schedule 13G filed on February 6, 2013. BlackRock, Inc. is deemed to beneficial own the shares of common stock held in the accounts for which it serves as a parent holding company and holds the sole power to direct investments and to vote the securities. The principal business address of BlackRock is 40 East 52nd Street, New York, New York 10022.
(6)	Based solely on a report on Schedule 13G/A filed on February 14, 2013. Shares beneficially owned by BAMCO Inc., or BAMCO, Baron Capital Group, Inc., or Baron Capital, and Baron Capital Management, Inc., or BCM, are owned by various individual and institutional investors, which BAMCO, Baron Capital and BCM serve as investment adviser with shared power to direct investments and/or to vote the securities. BAMCO and BCM are subsidiaries of Baron Capital and Ronald Baron owns a controlling interest in Baron Capital. BAMCO, Baron Capital, BCM and Mr. Baron expressly disclaim beneficial ownership of the reported securities. The principal business address of BAMCO, Baron Capital, BCM and Mr. Baron is 767 Fifth Avenue, 49th Floor, New York, NY 10153.
(7)	Includes 679,715 shares subject to options that are exercisable within 60 days of March 1, 2013. Also includes 60,000 shares held in each of three separate trusts for each of his three children, for which Jeffrey N. Maggioncalda serves as a special trustee, and 145,555 shares held in trust by the 1999 Maggioncalda Family Trust. Mr. Maggioncalda holds shared voting and dispositive power over the shares held by these trusts.
(8)	Includes 99,376 shares subject to options that are exercisable within 60 days of March 1, 2013.
(9)	Includes 343,117 shares subject to options that are exercisable within 60 days of March 1, 2013.
(10)	Includes 280,878 shares subject to options that are exercisable within 60 days of March 1, 2013.
(11)	Includes 8,750 shares subject to options that are exercisable within 60 days of March 1, 2013.
(12)	Includes 29,638 shares held by the Paul Koontz 2010 Annuity Trust, 29,638 shares held by the Andrea Koontz 2010 Annuity Trust, 8,000 shares held by Paul Koontz and Andrea Koontz as Trustees of the Koontz Revocable Trust, and 4,791 shares subject to options that are exercisable within 60 days of March 1, 2013.
(13)	Includes 5,916 shares subject to options that are exercisable within 60 days of March 1, 2013.
(14)	Includes 62,916 shares subject to options that are exercisable within 60 days of March 1, 2013.
(15)	Includes 23,958 shares subject to options that are exercisable within 60 days of March 1, 2013.
(16)	Includes 4,791 shares subject to options that are exercisable within 60 days of March 1, 2013, and 409,199 shares held in trust by The Grundfest Living Trust U/T/A DD 8/25/97. Mr. Grundfest shares voting and dispositive power over these shares with Carol C. Grundfest.
(17)	Includes 28,125 shares subject to options that are exercisable within 60 days of March 1, 2013.
(18)	Includes 25,416 shares subject to options that are exercisable within 60 days of March 1, 2013.
(19)	Includes 22,916 shares subject to options that are exercisable within 60 days of March 1, 2013.
(20)	Includes 2,058,133 shares subject to options that are exercisable within 60 days of March 1, 2013.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers and the registration rights described elsewhere in this Proxy Statement, the following is a description of each transaction since January 1, 2012 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•

any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

We have entered into ongoing software license agreements with NetSuite. Jeffrey N. Maggioncalda, our Chief Executive Officer, is the brother-in-law of Evan Goldberg. Mr. Goldberg is the Chairman and Chief Technology Officer and a named executive officer of NetSuite and beneficially holds more than 5% of NetSuite’s common stock, based upon the NetSuite proxy statement filed April 20, 2012. To our knowledge, Mr. Goldberg will not benefit directly from the transactions with us. Mr. Goldberg may be deemed to have an indirect interest in the transaction as an executive officer and stockholder of NetSuite. Based upon NetSuite’s total revenue as reported in its Annual Report on Form 10-K for fiscal year 2012, the aggregate amount of the payments from us to NetSuite for 2012 represented less than 1% of NetSuite’s total revenue for 2012. Payments to NetSuite represented less than 1% of our total revenue for 2012. To our knowledge, neither Mr. Goldberg nor Mr. Maggioncalda were involved directly in the process or negotiations regarding the NetSuite agreements. After review of competing products, our information technology and finance teams determined that NetSuite offered process improvements, greater automation, cost savings and improved speed, and selected the NetSuite product as the best solution for our business needs. We believe that our agreements with NetSuite are on terms no less favorable to us than those we could have obtained from unaffiliated third parties.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Procedures for Approval of Related Party Transactions

We have a Related Person Transactions Policy which provides for approval by the audit committee of our Board of transactions with our company valued at or more than $120,000 in which any director, officer, 5% or greater stockholder or certain related persons or entities has a direct or indirect material interest.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The following discussion provides information regarding our 2012 compensation program for our named executive officers, or NEOs, including Jeffrey N. Maggioncalda, our Chief Executive Officer, Raymond J. Sims, our Chief Financial Officer, Christopher L. Jones, our Executive Vice President, Investment Management and Chief Investment Officer, Lawrence M. Raffone, our President (formerly our Executive Vice President, Distribution and Institutional Services), and June L. Bower, our former Executive Vice President, Marketing. Ms. Bower left our company in January 2013. Our company experienced continued growth in 2012. For the full year, we reported revenue of approximately $186 million, an increase of 29% from 2011. We saw our assets under contract grow 23% to $575 billion and our assets under management increase by 35% to $63.9 billion.

Recommendations for executive compensation are made by the compensation committee and approved by the independent members of our Board. The primary components of compensation for the NEOs were base salary, amounts earned under our cash incentive plan and equity awards. In 2012, amounts earned under our cash incentive plan were payable at year-end upon achievement of our specified performance metrics for the fiscal year, with additional metrics for Mr. Raffone, who served as Executive Vice President, Distribution and Institutional Services in 2012, for whom a significant portion of his incentive compensation was based on the achievement of specified quarterly and annual sales objectives.

The compensation committee believes our current executive compensation policies are effective in advancing our strategic plans, are comparable to peer practices and encourage our NEOs to remain focused on delivering performance that may yield returns for our stockholders without taking unnecessary or excessive risks. The highlights of our compensation program include:

•	We target cash compensation between the 25th to 50th percentiles to effectively manage our cash and focus on long-term incentives and performance.

•

Fixed compensation is approximately 20% of total direct compensation for our highest-paid executive, our CEO, and, on average, 25% for our other NEOs as a group; ensuring that the predominant component of NEO target total direct compensation is performance-based.

•

Total direct compensation for our NEOs will only be above market (e.g., 60th to 75th percentiles) of our peer group if the company meets or exceeds the requisite performance goals established by our board of directors under our cash incentive plans.

•	Our Executive Cash Incentive Plan encourages our NEOs to manage the business in a manner intended to increase our current fiscal year revenue and operating profit.

•	Our current and proposed performance-based plans each maintain a threshold, to protect the company in difficult times, and a cap, to not incent excessive risk taking.

•	In 2013 we implemented a 2013 Executive Individual Performance Factor Bonus Plan, or the IPF Plan.

•

In 2013 we implemented a long-term performance based incentive program, or LTIP, (subject to stockholder approval of the amended and restated 2009 Stock Incentive Plan) that rewards performance over 3-year and 5-year periods to reinforce our long-term goal of creating value for our stockholders. This LTIP sets high performance criteria that could result in total direct compensation for our NEOs at the 75th percentile or above, compared to market, to motivate and reward extraordinary long-term performance.

The following compensation governance practices support and regulate our compensation program:

•

The compensation committee is composed solely of independent directors, each of whom also qualifies as an “outside director” within the meaning of Section 162(m) of the Code and as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.

•	The compensation committee directly retains a compensation consultant it has determined to be objective and free of conflicts of interest.

•	Each of the independent members of our Board also qualifies as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.

•

Our NEOs, employees and directors are prohibited from engaging in hedging transactions in the company’s stock, holding company stock in a margin account, and/or pledging company stock as collateral for a loan.

Stockholder Advisory Votes

Our stockholders cast advisory votes on our executive compensation practices in a “say on pay” vote at the 2011 Annual Meeting of Stockholders, with the following results:

•	Executive compensation: our stockholders approved of our executive compensation as disclosed in our 2011 Proxy Statement with 37,115,591 votes in favor, 167,835 against and 101,565 abstained.

•

Frequency of advisory vote: our stockholders approved of a frequency of every 3 years with 20,635,232 votes, as compared to 16,203,808 for one year and 458,039 for two years. We are not aware of any stockholder concerns with this frequency and our Board and management believe it remains appropriate.

The compensation committee took these voting results into consideration regarding in its review of our executives’ compensation for fiscal 2012 and has factored in our stockholders’ say-on-pay approval by maintaining essentially the same compensation practices for fiscal 2012. The compensation committee has determined to hold an advisory vote every 3 years, with the next such vote scheduled for 2014, but may have such a vote more frequently thereafter if the compensation committee and management feel it is appropriate. In keeping with current regulations, the next advisory vote on the frequency of the vote on executive compensation will take place in 2017.

Compensation Philosophy and Objectives

The primary objectives of our compensation and benefits programs for executives are to attract and retain senior, skilled executive management, to motivate their performance toward achieving clearly defined corporate goals, and to align their long term interests with those of our stockholders.

We have established a set of guiding principles that have provided the foundation for all compensation programs for executives and all employees. These principles include, but are not limited to, taking a total rewards approach (which includes all aspects of our compensation package, including cash compensation, equity, company-provided benefits and intangibles such as our culture and environment), paying consistently within the markets in which we compete for talent, making individual compensation decisions based on overall performance and offering pay programs that allow employees at all levels to share in our success in a form that is simple to explain and administer. We use these principles to guide us in our compensation recommendations and decisions.

Each year our Board approves a set of goals and objectives for our company. Our executive incentive compensation is tied directly to the achievement of clearly defined financial objectives. Our executive incentive program is designed to align executive incentives with our success and to recognize and reward contributions of our executive officers to our performance without encouraging unnecessary risk-taking.

Role of the Compensation Committee

During 2012, the compensation committee was comprised of four independent non-employee members of our Board, each of whom is also an outside and a non-employee director as noted above. The compensation committee determines and recommends to the independent, non-employee members of our Board for approval, our Chief Executive Officer’s base salary, merit increases, incentive compensation targets and equity award grants, without the participation of our Chief Executive Officer. The compensation committee is also responsible for reviewing the performance of our Chief Executive Officer. With respect to our other NEOs, our Chief Executive Officer meets with the compensation committee as needed, and provides evaluations of our executives and other relevant information to the compensation committee and makes recommendations regarding appropriate compensation for each executive, including base salary, merit increases, changes to incentive compensation and grant of equity awards. Taking into account the foregoing, the compensation committee determines and recommends to the independent members of our Board for approval, the base salary, merit increases, incentive compensation targets and equity award grants of our other executive officers, including our other NEOs. The compensation committee also approves our incentive compensation plan for all employees and approves sales compensation programs in principle.

Our Executive Vice President, Human Resources, from time to time, provides market data and other information to assist the compensation committee in determining appropriate compensation levels for executives. Under its charter, the compensation committee has the authority, without seeking the approval of our Board, to select, retain, terminate and approve, at our expense, outside compensation, legal, accounting or other consultants to advise the compensation committee and to authorize or conduct investigations into any matters within the scope of its responsibilities and to approve related fees and retention terms. In 2012, the compensation committee retained a compensation consultant, Radford, an Aon Hewitt Company, with respect to the review of executive compensation.

Role of Compensation Committee Consultant. The compensation committee directly retained the services of Radford as an independent compensation consultant for fiscal 2012. Radford has served the compensation committee in this role since 2010. The compensation committee may replace Radford or hire additional consultants at any time. The compensation committee retains sole authority to direct the work of Radford in respect to their work for the compensation committee. We pay the fees for the services provided by Radford to the compensation committee.

In fiscal 2012, the services provided by Radford included:

•	Assisting in the selection of our peer group companies and applicable benchmarks;

•	Providing compensation data to examine market based pay levels, mix and programs covering the NEO compensation;

•	Assisting the compensation committee in interpreting the compensation data given changes in the peer group, the current market environment and trends;

•	Advising on the reasonableness and effectiveness of our NEO compensation levels and programs;

•	Assisting with developing the LTIP to further our goal of aligning executive compensation with long-term shareholder returns;

•	Assisting in the review of the NEO compensation disclosure in this Proxy Statement; and

•	Conducting an assessment of our sales incentive plans for market competitiveness and to ensure the plan design is consistent with our business objectives

In addition, in 2012 Radford conducted a detailed review of our equity compensation plans compared to market practices among our peers and shareholder dilution tolerances, to ensure market alignment. The fees we paid Radford for services provided to the compensation committee were approximately $132,800. We also paid Radford $11,000 in fees during fiscal 2012 for access by our Human Resources department to Radford’s general employee compensation benchmarking data as well as paying McLagan, an Aon Hewitt company, $27,750 for access to the financial services information.

In July 2012, the compensation committee conducted an independence review of Radford pursuant to updated 2012 SEC requirements. The compensation committee reviewed the access fees and determined that they did not constitute a conflict of interest or prevent Radford from being objective in its work for the compensation committee. In addition, Radford affirmed to the compensation committee that it had policies and procedures in place to prevent conflicts of interest from arising, that the access fees discussed above represented an insignificant percentage of Radford’s revenue, that the Radford advisor serving the compensation committee did not own any of our common stock, and that it the lead advisor did not have any business or personal relationship with members of the compensation committee or our management.

As part of the independence review, the compensation committee also considered our business relationship with Aon Hewitt, an affiliate of Radford. Specifically, Aon Hewitt has an agreement with us whereby we provide independent investment advice to participants in employer-sponsored retirement plans where Aon Hewitt is the plan provider. The compensation committee considered the business relationship between us and Aon Hewitt, including fees received by us from Aon Hewitt as well as fees paid by us to Aon Hewitt in determining whether it constituted a conflict of interest with respect to Radford and its work for the compensation committee. The compensation committee noted that in 2011 the business relationship between us and Aon Hewitt was not related to the work being performed by Radford, that the fees paid by us to Aon Hewitt in 2011 constituted less than one-half of 1% of Aon Hewitt’s reported revenue for 2011 and that the Radford adviser serving the compensation committee had no involvement with respect to the business relationship between us and Aon Hewitt. Taking into account the foregoing, the compensation committee determined that the business relationship between us and Aon Hewitt did not present a conflict of interest with respect to Radford and its work for the compensation committee.

Radford provided the compensation committee with general background and information regarding executive compensation practices and an assessment of our executive compensation relative to our desired position for our executives in our relevant market, but did not make position-specific recommendations with respect to our executive compensation. The information and analysis provided by the compensation consultant was utilized by the compensation committee in evaluating appropriate compensation levels and by the CEO to inform his recommendations.

Competitive Market Review for Fiscal 2012

For our cash compensation program, generally, we target to be within a range of the 25th and 50th percentiles of our peer group or market reference group. Each of our NEOs falls within this range, with the exception of our President, who was above this range for 2012 when he was serving as the Executive Vice President, Distribution and Institutional Services. To determine our competitive position, we benchmark our executive positions in marketing, technology and other non-financial services positions, including our Chief Executive Officer, Chief Financial Officer and Executive Vice President, Marketing, to similar positions in the technology sector. We use the Radford Global Technology Survey, or the Radford Survey, for companies focused on software-based products, in a revenue range of $50 million to $400 million, to reflect businesses of a similar size and complexity. These company profiles are also reflective of the recruiting market for talent for our business. Because of the unique characteristics of our company as an investment services provider as well as a technology company, it is difficult to select directly comparable companies of our segment and size.

We benchmark our executive positions in the investment services industry, including our Executive Vice President, Investment Management and Chief Investment Officer and Executive Vice President, Distribution and Institutional Services, to similar positions in investment management companies with comparable assets under management, or AUM. We use the McLagan Management and Administration, Investment Management and Sales and Marketing Surveys, or the McLagan Surveys; focusing on investment management companies included in this survey with AUM of $25 billion to $100 billion, to reflect the profile of our business and the cost structure that will impact compensation for these roles. Because the nature of our business and our approach to asset management differs from many of the comparative companies, we use the benchmark information to inform our decisions, in addition to information from our Human Resources team, as we recruit candidates. Targeting the 25th to the 50th percentile salary for certain positions is not always appropriate or competitively necessary.

The compensation committee has also selected 25 peer companies for their relevance to our business profile and talent market. Compared to this peer group, overall, we ranked at approximately the 50th percentile for market capitalization and the 30th percentile for revenue. When these peer companies report compensation for their named executive officers in positions comparable to our NEOs, we use that reported compensation information including salary, incentives, equity awards and stock ownership to help to determine our respective NEO compensation. The peer companies selected by the compensation committee and used to set executive compensation in 2012 are listed below.

Advent Software	OpenTable
Artio Global Investors	QuinStreet
athenahealth	Smith Micro Software
Concur Technologies	SolarWinds
CoStar Group	Stamps.com
DealerTrack	SuccessFactors
Demand Media	Taleo
Ebix	Travelzoo
LivePerson	Ultimate Software Group
LogMeIn	ValueClick
Morningstar	Vocus
NetSuite	XO Group (Formerly The Knot)
Online Resources Corp

In determining the peer group the compensation committee factored in criteria applied by institutional investors in setting the revenue and market capitalization ranges. In selecting the actual companies, the compensation committee considered companies on a case-by-case basis given the unique nature of our business model and talent profile. As outlined above, due to our business we need executive talent from both the software and financial services sector, to meet the business challenges and drive our success.

In 2012, we used the Radford Survey, the McLagan Surveys, and the selected peer companies as input in establishing compensation and equity levels for our NEOs, as described above. However, from time to time, we may utilize other surveys as well, for additional market information. For positions that can be filled by candidates in either the software industry or the financial services industry, we consider both benchmarks to provide a more appropriate comparison. Because relevant equity survey data is generally not available for positions in financial services, we utilize the data from the Radford Survey to establish our equity guidelines for all positions. Aligning our equity awards and benchmarks more closely to technology peers is reflective of our talent market overall, and the culture of the company.

Principal Elements of Executive Compensation

Our executive compensation program consists of three main elements: base salary, amounts earned under our cash incentive program and equity awards. Approximately 75%-80% of the NEO total compensation is at-risk pay tied to performance either in the form of cash or long-term incentives, to focus on both near-term and long-term performance.

Base Salaries. Base salaries are intended to provide our executives with a degree of financial certainty and stability that does not depend on our performance. In determining the base salaries for our Chief Executive Officer and other NEOs, the compensation committee reviews the overall scope of each officer’s responsibilities while taking into account the base salaries being paid by companies with which we compete for talent. The compensation committee typically reviews executive compensation once each year, in conjunction with our financial planning process. Base salary adjustments are based on market data, individual performance, individual experience, including prior experience as well as the current job duties, our overall financial results and performance, and our overall budget for base salary increases.

Each executive officer has a set of departmental goals that are designed to facilitate the achievement of our company goals. These goals, which typically relate to services, quality, customer service levels and financial management, include:

•	Financial goals to deliver on our revenue and expense plan;

•	Achievement of department budget and spending goals;

•	Meeting and achieving quality and performance metrics specific to the department;

•	On time, high-quality delivery of the services that the department provides; and

•	Meeting service level requirements to customers or other departments.

In addition to the department goals, the following executives have goals specific to their particular function. These include:

2012 Position	Specific Goals
Chief Executive Officer	• Matches overall company goals

Executive Vice President and Chief Financial Officer	• Monitor financial activities with goal of achieving our financial plan • Lead development and execution of financial plan and operating processes

Executive Vice President, Distribution and Institutional Services	• Achieve specified contract revenue, New Management Fee Run Rate and enrollment goals • Manage sales and marketing groups • Increase the active prospect funnel or pipeline

Executive Vice President, Investment Management and Chief Investment Officer

•    Manage assets for client portfolios, monitor investment management processes, and meet all advisory quality goals

•    Deliver investment methodology enhancements and functionality within the defined timeframes

Executive Vice President, Marketing

•    Establish overall go-to market strategy and product management lifecycle based on competitive analysis

•    Examine new product opportunities including competitive analysis and pricing to support growth initiatives

Performance relative to these goals and other factors, such as leadership, teamwork and commitment to our values comprise the overall performance rating, which is utilized by the compensation committee, along with market data, our overall financial results and performance, and salary increase budgets, to determine individual increases for each executive.

Position	2011	2012	% Increase
Chief Executive Officer	$350,000	$385,000	10%

Executive Vice President and Chief Financial Officer	$253,000	$258,060	2%

Executive Vice President, Distribution and Institutional Services	$225,000	$229,500	2%

Executive Vice President, Investment Management and Chief Investment Officer	$300,000	$306,000	2%

Executive Vice President, Marketing	—	$250,000	—

Effective April 1, 2012, the compensation committee approved base salary increases shown in the table above. Our former Executive Vice President, Marketing was hired in January 2012. These base salary increases were established with reference to three factors. The first factor was the desire to bring executive pay more in line with the middle quartile of executive pay at comparable companies, as determined by market data provided by the compensation surveys described above. The second factor was to ensure that we are competitive as we fill key positions and as we go forward as a public company. Third, the compensation committee observed that executive performance warranted an increase in salaries based upon achievement of departmental and overall company goals, including our financial metrics, as documented in annual performance evaluations.

Position	2012	2013	% Increase
Chief Executive Officer	$385,000	$412,000	7%

Executive Vice President and Chief Financial Officer	$258,060	$283,900	10%

President (formerly Executive Vice President, Distribution and Institutional Services)	$229,500	$325,000	42%

Executive Vice President, Investment Management and Chief Investment Officer	$306,000	$329,000	8%

In January 2013, the compensation committee approved the base salary increases shown in the table above, based on merit in addition to market-based adjustments. Our Executive Vice President, Marketing left our company in January 2013. With the exception of our President, these salary increases will take effect on April 1, 2013, at the same time as general employee base salary increases. Mr. Raffone was promoted to President from Executive Vice President, Distribution and Institutional Services in November 2012. In conjunction with this promotion, his base salary was increased to $325,000 effective January 1, 2013, and his bonus potential was decreased, as discussed below, to better reflect the priorities of his new position and to rebalance the mix between fixed and incentive compensation.

Cash Incentive Plans. Our cash incentive plans are annual cash incentive programs for all regular employees, including our NEOs, designed principally to reward performance that furthers key corporate goals. Our senior executive officers, including our NEOs, are covered by our Executive Cash Incentive Plan, which uses only the objective criteria described below as the Company Performance Factor. Our non-executive employees are covered by the Employee Cash Incentive Plan, which uses the Company Performance Factor as well as an individual performance measure. Collectively, we refer to these as the cash incentive plan when discussing their common design.

The cash incentive plan has to date focused exclusively on annual financial objectives. However, in the case of our President in his former role as Executive Vice President, Distribution and Institutional Services, a

significant portion of his incentive compensation is based on the achievement of specified quarterly and annual contract revenue and new Management Fee Run Rate objectives. For fiscal year 2012, each of our NEOs received an annual cash incentive payment based solely upon company performance, with no addition or decrement based on individual performance.

At the beginning of each fiscal year, the compensation committee sets threshold and target levels for certain company financial metrics for that fiscal year based upon the performance goals established through the annual planning process of our full Board. If the threshold is not met, no incentive payments are made under the cash incentive plan. If the threshold is met, each participating executive officer is eligible to receive the cash incentive amount payable at the level of company financial performance achieved. If the target level is exceeded, the actual cash incentive payments are adjusted upward based upon the level of company financial performance achieved. We believe this structure is consistent with our principle of ensuring that our employees share in our success.

For fiscal year 2012, the target cash incentive payment was payable after year-end when we were able to calculate achievement of New Management Fee Run Rate and Adjusted EBITDA as of December 31, 2012 against the targeted levels. New Management Fee Run Rate represents estimated annualized fees generated from new enrollees into our Professional Management program during the relevant period. Adjusted EBITDA is defined as net income before interest, taxes, depreciation, amortization (internal use software, direct response advertising, and commissions), and stock-based compensation expense. The Adjusted EBITDA target level will be adjusted for any accounting changes, as well as for any unanticipated unusual items approved by our Board, that cause the calculation of actual Adjusted EBITDA to differ from that used in the development of the goal. We set cash incentive targets based in part on New Management Fee Run Rate as we believe this metric minimizes the impact of market performance on the actual bonus payments to our executive officers and awards our executive officers for performance elements that are within their control and for which they are responsible. We use Adjusted EBITDA as an incentive metric because we believe that it reasonably reflects the elements of profitability that can be most directly impacted by employees, and because it excludes certain expenses which arise as a result of financing decisions and actions by our Board. Both metrics are weighted equally and together determine our “Company Performance Factor” under the cash incentive plan.

Executive payments for 2012 were determined by multiplying the Company Performance Factor by the respective executive’s target cash incentive amount. At the threshold plan achievement level of 75%, payments are 50% of target payment amounts and scale linearly to 100% of target payment amounts at 100% plan achievement. If our performance exceeds the goals, payments scale linearly from 100% payment at 100% plan achievement to 200% payment at 200% plan achievement, and are capped for each of our executive officers, except our President in his role as the former Executive Vice President, Distribution and Institutional Services, at 200% of target cash incentive amounts. For our President in his role as the former Executive Vice President, Distribution and Institutional Services, his maximum payment amount was capped at 200% with respect to 40% of his target payment amount (which is based upon the Company Performance Factor) and the remaining 60% of his target payment amount (which is based 30% each on contract revenue and New Management Fee Run Rate) was capped at the lesser of 250% or $1,027,690 for the year. His target payments based upon contract revenue and New Management Fee Run Rate were determined at the beginning of the fiscal year in accordance with our company financial plan. Performance against these goals was measured and paid quarterly. Target incentive levels were determined using market data provided by the McLagan Surveys discussed above.

For 2012, the incentive target of our Chief Financial Officer was increased from 50% to 55%. The incentive target of our other NEOs did not change for 2012. These target amounts were determined by using the data from market surveys to identify the incentive percentage for each position that would put that position within the desired total cash compensation range as described above. We also evaluated each incentive target in comparison to other executive positions within our company and the relative value of each position to our company. Once we determined the target amounts, we adjusted the incentive target to close the gap where appropriate, while maintaining affordability within our financial plan. The adjustment to incentive targets was effective January 1, 2012 to be consistent with our fiscal year.

Name	2012 Position	2012 Incentive Target as a Percent of Base Salary (%)
Jeffrey N. Maggioncalda	Chief Executive Officer and Director	80%
Raymond J. Sims	Executive Vice President and Chief Financial Officer	55%
Lawrence M. Raffone	Executive Vice President, Distribution and Institutional Services	300%
Christopher L. Jones	Executive Vice President, Investment Management and Chief Investment Officer	140%
June L. Bower	Executive Vice President, Marketing	55%

The target for New Management Fee Run Rate for fiscal year 2012 was $36.0 million for the full year. The target for Adjusted EBITDA for fiscal year 2012 was $51 million for the full year. At these achievement levels, the cash payment would be 100% of the 2012 incentive target. The threshold achievement level was $27 million for New Management Fee Run Rate and $38.25 million for Adjusted EBITDA. If the threshold achievement level were achieved, the cash payment would be 50% of the 2012 incentive target. The incentive payment would be calculated by assessing actual company performance in comparison to the target levels for New Management Fee Run Rate and Adjusted EBITDA for the entire year.

Our performance in 2012 exceeded the threshold performance levels required for our executive officers to be eligible to receive a cash incentive payment for 2012. Our actual achievement in 2012 was $31.4 million in New Management Fee Run Rate, or 87% of the 2012 incentive target, and $55.8 million in Adjusted EBITDA, or 109% of the 2012 incentive target. This level of achievement for both metrics combined results in a Company Performance Factor multiplier of 96.5% (the average of the 74% and 119% payout factors for the achievement levels discussed above).

	2012 Target	2012 Results	Percent Achievement	Payout Factor	Percent Achievement Weighting
New Management Fee Run Rate	$36 million	$31.4 million	87%	74%	50%
Adjusted EBITDA	$51 million	$55.8 million	109%	119%	50%
Company Performance Factor				96.5%

Cash incentive payments for 2012 were calculated in 2013 based on our performance and, for non-executive employees, individual performance, in accordance with the cash incentive plans. In total, approximately $5.7 million was paid to employees under our Employee Cash Incentive Plan for fiscal year 2012 and approximately $2.5 million was paid to senior executive officers, including our NEOs, under our Executive Cash Incentive Plan for fiscal year 2012.

For our 2012 Executive Vice President, Distribution and Institutional Services (now our President), the achievement of his metrics based upon contract revenue and New Management Fee Run Rate were:

0% and the cap of 175%, respectively, for the first quarter of 2012; 64% and 172%, respectively, for the second quarter of 2012; 56% and 143%, respectively, for the third quarter of 2012; and 51% and 74%, respectively, for the fourth quarter of 2012.

For 2013, annual cash incentive payments will continue to be awarded to our NEOs under the Executive Cash Incentive Plan using our metrics of Adjusted EBITDA, which is unchanged from previous years, and Net New Management Fee Run Rate, or NNMFRR, which is a metric that reflects annualized fees generated from net new 2013 enrollees into the program, less all voluntary cancellations, compared to the goal for 2013 to determine achievement for the 2013 bonus plan payment. There is both a threshold of our financial performance below which cash incentive payments are not made and a cap on cash incentive payments. The compensation committee believes that the current bonus plan design is effective and appropriate and has not altered the philosophy or the structure of the plan, other than to refine the definition of NNMFRR. These same metrics apply to our employees under the Employee Cash Incentive Plan.

In February 2013, the independent members of our Board, at the recommendation of the compensation committee, approved the 2013 Executive Individual Performance Factor Bonus Plan, or the IPF Plan. The purpose of the IPF Plan is to incentivize the performance of executive officers against specified goals. The compensation committee will designate the executive officers who are eligible participants under the IPF Plan and these executive officers may also be eligible to earn bonuses under our Executive Cash Incentive Plan.

Under the IPF Plan, the bonus target for each executive officer will be a percentage of such individual’s base salary, with the bonus amount determined solely by individual achievement and continued employment through the payment date. Individual achievement will be determined by one or more individual performance factors, or the IPF, relative to threshold and target individual performance goals as specified by the compensation committee. Specifically, each individual executive bonus amount will be up to 20% of the executive officer’s base salary if the IPF is achieved at or above the specified target level, and zero if the IPF is not achieved at or above such target level. Further, if the IPF is achieved at less than the specified threshold level, the compensation committee has the discretion to reduce the executive officer’s bonus, if any, under the Executive Cash Incentive Plan for the 2013 fiscal year by up to 20% of the executive officer’s base salary, pursuant to the compensation committee’s general discretion to reduce bonuses payable under the cash incentive plan. Target levels may be adjusted for any accounting changes or any unanticipated unusual items which cause the calculation of actual metrics to differ from that used in the development of the goal.

Bonuses will be calculated annually based on performance for the full 2013 fiscal year and payment will be calculated based on the full year individual results. Under the IPF Plan, IPFs may include asset retention rates, new management fee run rates, contract revenue, pipeline, and such other performance factors as may be specified by the compensation committee.

The Executive Vice President, Investment Management and Chief Investment Officer is the only NEO currently participating in the IPF Plan. The compensation committee retains the right to make changes or exceptions in the administration of the IPF Plan as advisable or required, and has discretion to adjust bonus payments downward, but not upward.

Equity Awards. We grant equity awards to our current and newly hired executive officers to enable them to share in our success and to reinforce a corporate culture that aligns employee interests with stockholder interests. It has been our practice to periodically grant equity awards to employees, including executives, in recognition of performance and as an incentive for retention. Grants have historically been made under our 1998 Stock Option Plan, however since the closing of our initial public offering equity awards are made under the 2009 Stock Incentive Plan. The 2009 Stock Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock-based awards. The size of these grants are based on a number of factors, including an executive’s overall unvested share ownership, individual performance, as described above under “Base Salaries,” and changes in the scope of the individual’s position. The size and terms of any initial option grants to new employees, including executive officers, are based largely on competitive conditions and our own internal guidelines applicable to the specific position. The compensation committee approves stock award grant guidelines on an annual basis and monitors overall dilution levels. Our option awards are made at fair market value on the date of grant.

From 2005 to 2011, our practice had been to provide equity incentives principally in the form of stock option grants. Beginning with our annual grants in 2011, the compensation committee determined to grant a mix of stock options and RSUs to our continuing Section 16 executive officers, including the NEOs, as a way to balance risk and reward with retention. We believe that offering both stock options and RSUs has greater retentive value than either instrument issued separately and reduces the focus on short-term improvements in share price due to an over emphasis on stock options. We also continue to believe that stock options are an effective means to focus the NEOs on delivering long-term value to stockholders because options only have value to the extent that our stock increases in value from the grant date over time, while RSUs reward and retain the NEOs by offering them the opportunity to receive shares of our stock on the date the restrictions lapse. Our Section 16 executive officers received approximately 70% of their grant value in stock options and approximately 30% of their grant value in RSUs that vest over time.

On November 18, 2011, the compensation committee approved a new form of Stock Option Agreement which, as with the new RSU Award and Agreement, provides for accelerated vesting of a portion of the award upon the occurrence of specified events. The circumstances under which our outstanding awards may accelerate vesting are described below under “Potential Payments Upon Termination or Change in Control”.

Our stock options generally vest over four years, with 1/4th of the shares subject to the option vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments thereafter over the subsequent three years. The RSUs generally vest over four years, with 25% vesting annually on the anniversary of the grant date. We generally intend to withhold shares from the vested awards having a fair market value equal to the amount necessary to satisfy the minimum statutory withholding amount. From time to time the compensation committee may grant options or RSUs with different vesting terms.

Performance Based, Long-Term Incentive Program. As an additional component of our annual equity awards, in February 2013 we adopted a long-term incentive program, or LTIP, for senior executive employees, including our NEOs and certain of Section 16 executive officers. Our LTIP is designed to provide long-term retention incentives for our executive officers, and also to drive consistent growth of our company, aligning the interests of our executive officers and those of our stockholders. The LTIP provides for the award of performance-based stock units, or PSUs, under the 2009 Stock Incentive Plan as amended and restated subject to stockholder approval under “Proposal 3 — Approval of the amended and restated 2009 Stock Incentive Plan.” Under the 2009 Stock Incentive Plan, as amended and restated, the compensation committee may grant PSUs that require, as a condition to vesting, the achievement of one or more performance targets specified by the compensation committee from the list of possible financial and operational performance metrics specified in the plan. These PSUs are intended to satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m). Our LTIP is currently implemented through the 2009 Stock Incentive Plan, which is subject to our stockholder approval under “Proposal 3 — Approval of the amended and restated 2009 Stock Incentive Plan.” In the event our stockholders do not approve the amended and restated 2009 Stock Incentive Plan, the PSUs granted in 2013, as disclosed below, will be cancelled.

The PSUs awarded to our executive officers during 2013 will cliff vest only upon (1) the achievement of our market adjusted management fee run rate, or Market Adjusted MFRR, target and (2) the achievement of our adjusted earnings before interest, taxes, depreciation and amortization margin, or Adjusted EBITDA Margin, target with both performance metrics measured over a 3-year period and a 5-year period.

The compensation committee chose the metrics of Market Adjusted MFRR and Adjusted EBITDA Margin as the LTIP metrics because they objectively measure key performance elements for our business. These metrics are similar to the objectives for our Executive Cash Incentive Plan, but differ in fundamental ways.

Market Adjusted MFRR is defined as annualized fees which would be generated from managed or advised assets or from financial planning services over the following twelve months, including those generated from enrollees into the professional management program, but excluding platform fees, set up fees and consulting fees. The actual annualized fees will be market adjusted (to eliminate the impact of market gain or loss) for appropriate portions of AUM using three total return indices for domestic equities, international equities and bonds. We believe this is an appropriate metric for the LTIP because it incents the executives to drive revenue growth and gross margins, while correcting for the effects of the market over time. It is weighted more heavily in the LTIP to reflect our priorities as a growth company. This metric differs from the NMFRR measure used in the cash incentive plan because it measures all assets and adjusts for market effects whereas the cash incentive plan focuses solely on new assets acquired during the year without adjusting for market changes.

Adjusted EBITDA Margin is defined as net income before interest, taxes, depreciation, amortization (internal use software, direct response advertising, and commissions), and stock compensation expense for the applicable fiscal year, divided by revenue for such fiscal year. We believe this is an appropriate metric for the LTIP because it incents the executives to maximize profitability. It is weighted less heavily in the LTIP because we want to balance growth with profitability. This metric differs from Adjusted EBITDA used in the cash incentive plan because it requires increased profitability over a multi-year timeframe rather than a single, annual dollar target.

Sixty percent of the PSUs will be subject to performance during the 3-year period, and forty percent will be subject to performance during the 5-year period. The minimum performance percentage for each of the Market Adjusted MFRR and Adjusted EBITDA Margin is 80% and the maximum performance percentage is 140% for all participants. If the minimum target performance percentages of the internally established goals are not achieved, no PSUs will vest for the participants. For purposes of determining the percentage of the award that has been earned for each 3-year and 5-year period, our achievement of the Market Adjusted MFRR will be assigned a weighting of 67% and our achievement of the Adjusted EBITDA Margin will be assigned a weighting of 33%. The metric for Market Adjusted MFRR is set assuming a flat market, and the metric for Adjusted EBITDA Margin is set assuming a growing market. The goals were designed to be long-term stretch objectives requiring extraordinary accomplishments by the team over the measurement period.

The target number of PSUs that may be earned was determined by establishing an award equal to (a) a monetary amount for each participant divided by (b) the average per share closing price of our common stock on the NASDAQ Global Select for the nine consecutive trading days ending on the date four trading days prior to the date of grant, or $32.82, subject to rounding up or down to the nearest 100 shares using standard rounding conventions. The nine trading days used for the PSU LTIP calculation began on the trading day after we announced our fiscal 2012 earnings. The shares that may be earned during each 3-year and 5-year period are determined on a sliding scale of the target performance percentage actually achieved.

On March 8, 2013, in consideration of their 2012 performance, their expected future performance, the retention value of remaining unvested equity awards, and the potential equity award level the NEOs could receive as a new hire at one of our peer companies, the compensation committee granted the following PSUs under our LTIP. Ms. Bower left our company in January 2013 and did not receive an LTIP grant.

Name	Performance Period	Estimated Future Payouts under the LITP (#)			3-Year Vesting at Target (#)	5-Year Vesting at Target (#)
		Threshold	Target	Maximum
Jeffrey N. Maggioncalda	1/1/13-12/31/17	64,000	106,600	149,300	64,000	42,600
Raymond J. Sims	1/1/13-12/31/17	25,600	42,700	59,700	25,600	17,100
Lawrence M. Raffone	1/1/13-12/31/17	64,000	106,600	149,300	64,000	42,600
Christopher L. Jones	1/1/13-12/31/17	32,900	54,800	76,800	32,900	21,900

The shares earned under the PSUs will vest on January 1 following the end of each of the 3-year and 5-year period. In addition, the vesting of the PSUs is contingent upon the participant still being employed by us on the date of vesting. Accordingly, to the extent that we fail to meet our performance targets for the applicable 3-year period and 5-year period, then that portion of the shares underlying the PSUs will be canceled and will not vest. The compensation committee may, in its discretion, direct that the number of shares earned under the PSU be reduced below the amount as calculated above in its assessment of performance in relation to performance goals, or in light of other considerations the compensation committee deems relevant, provided that such discretion shall not be exercised in a purely subjective manner, and which may include, by way of examples only, the participant’s failure to comply with our Code of Business Conduct and Ethics, our Insider Trading and Communications Policy, or the Confidential Information and Inventions Assignment Agreement between us and the participant and material restatement of any financial results based upon the participant’s willful misconduct or gross negligence (as determined by the compensation committee), or other irregular circumstances.

Further, the compensation committee may, in its discretion, increase the number of shares earned by any executive upon achievement of the designated targets, but only if the executive is not covered by Section 162(m) of the Code. Currently, all of the LTIP participants are covered by Section 162(m) of the Code.

In the event there is a change of control, as defined in the 2009 Stock Incentive Plan, prior to completion of either the 3-year or 5-year period, the yearly performance metrics for the Market Adjusted MFRR and Adjusted EBITDA Margin will be assessed based on the year-end financials for the year immediately preceding the change of control as compared to modified yearly performance goals which were established in February 2013. If the compensation committee determines that the modified performance goals have been met, the PSUs will be earned on a pro rata basis in proportion to the number of days completed prior to the change of control as compared to the number of day in each of the remaining 3-year and 5-year periods. If, however, the compensation committee determines that the modified performance goals were not met, then the PSUs will be earned at 50% of the applicable target on a pro rata basis in proportion to the number of days completed prior to the change of control as compared to the number of days in each of the remaining 3-year and 5-year periods. In the event a change of control occurs prior to December 31, 2013, the PSUs will be earned at 50% of the target for the year 2013 on a pro rata basis in proportion to the number of days completed prior to the change of control as compared to the number of days in each of the remaining 3-year and 5-year periods

In considering the appropriate performance metric for the PSUs for 2013, the compensation committee, with the assistance of senior management, concluded that applicable Market Adjusted MFRR and Adjusted EBITDA Margin performance metrics should be the same for all participating executives. The compensation committee also considered the aggregate projected cost of the equity grants to the participating executives under Financial Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (FASB ASC Topic 718).

With respect to both our annual equity awards and the LTIP, the compensation committee considers at least annually whether to approve specific long-term equity awards based on the recommendations of our Chief Executive Officer (except with respect to his own awards). When determining awards, the compensation committee considers factors such as the individual’s position with us, his prior and expected future performance and responsibilities, our retention and succession needs, and the long-term incentive award levels for comparable executives and key employees at companies that compete with us for executive and managerial talent. The compensation committee also considers the total value of equity awards previously granted and the existing equity ownership of each executive officer when determining restricted stock award levels, with particular attention paid to the value of unvested awards. In addition, the compensation committee considers the potential dilution and accounting costs of long-term equity awards as compared to those granted at other publicly traded companies that compete with us for business and executive talent. The amended and restated 2009 Stock Incentive Plan does not state a formulaic method for weighing these factors, nor does the compensation committee employ one.

Equity Grants to New Executives. We also consider the potential terms and conditions that would be required to hire a potential new candidate at the executive officer level. We intend to continue to offer stock options, RSUs or other equity awards on an annual basis to our employees, including our NEOs, to encourage ownership of our common stock, recognize outstanding individual performance and provide a retention tool for key executives to the extent that stock options and other equity awards are subject to vesting over extended periods of time and provide for only a limited exercise period following termination of employment. The compensation committee may consider alternative forms of equity in the future, such as performance shares, or restricted stock units or awards with alternative vesting strategies based on the achievement of performance milestones or financial metrics.

Assessment of Risk

Our compensation program for our executive officers is designed such that it will not incentivize unnecessary risk-taking. The base salary component of our compensation program is a fixed amount and does not depend on performance. Our cash incentive program takes into account two metrics for most executives, thus diversifying the risk associated with a single performance metric, and we believe it does not incentivize our executive officers to focus exclusively on short-term outcomes. Our current and proposed performance-based plans each also maintain a threshold, to protect the company in difficult times, and a cap, to not incent excessive risk taking. Our equity awards are limited by the terms of the 2009 Stock Incentive Plan to a fixed maximum specified in the plan, and are subject to vesting to align the long-term interests of our executive officers with those of our stockholders.

Annual Review Process

We solicit feedback on our Chief Executive Officer annually from his direct reports and each Board member. This information is collected and summarized by an outside consultant who is retained by management. The review is delivered to our Chief Executive Officer by the Chairman of the Board. Our directors also provide feedback from time to time to our Chief Executive Officer on an informal basis.

Our Chief Executive Officer is responsible for evaluating the performance of all executives on a regular basis. Performance is reviewed annually for NEOs, including performance relative to goals and objectives for the year, as appropriate. Our Chief Executive Officer conducts an annual performance review of each executive officer which includes overall performance for the previous fiscal year and performance relative to specific goals for each executive officer. The performance reviews serve as one of the considerations used by the compensation committee to determine base salary increases. Performance reviews are conducted around the time our Board typically sets the incentive bonus targets as part of finalizing the financial plan for the next year. Our Board may further refine targets early into the next fiscal year.

Benefits

We provide the following benefits to our executives on the same basis as provided to all of our employees:

•	health, dental and vision insurance;

•	life insurance;

•	medical and dependent care flexible spending account;

•	short-and long-term disability, accidental death and dismemberment;

•	a 401(k) plan, with company match and our Professional Management services; and

•	employee assistance plan

We believe these benefits are consistent with companies with which we compete for employees.

Stock Ownership Guidelines

There are currently no equity ownership requirements or guidelines that our NEOs or other employees must meet or maintain.

Policy Regarding the Timing of Equity Awards

The compensation committee and senior management manage our stock option grant policies to align with governing regulations and good corporate practice. Subsequent to our initial public offering, we have considered the timing of stock option grants to executive officers in relation to the release of material non-public information. We also consider the timing of stock option grants or other equity awards in relation to our compensation packages as a whole. It is our desire to distribute the compensation events for our executives throughout the year. For that reason, it had been our practice through 2012 to make annual cash incentive plan awards in the first quarter of the year, to enact any base compensation increases in the second quarter of the year, and to make annual option grants or other equity awards in the fourth quarter of the year. Beginning with the LTIP grants in 2013, we intend to make executive equity awards in the first quarter of the year, following the release of our previous year-end earnings, to better align the level of equity grants with full fiscal year performance of our company and the executive officer.

As a public company, through 2012 we generally granted stock option or other equity awards to executive officers and other employees at the first scheduled compensation committee meeting after we released our third-quarter earnings. We generally intend to retain this timing for employee equity awards. Absent any major corporate events, the annual equity grant will occur during an open trading window for our company stock under our Insider Trading Policy, though, in its sole discretion, the compensation committee may determine to make the grants at a different time. Stock option grants or other equity awards to executives and other employees may also be made at other times of the year as the compensation committee feels is necessary for competitive or retention purposes, or for newly-hired executives or employees.

Policy Regarding Restatements

We do not currently have a formal policy requiring a fixed course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, our Board or compensation committee thereof would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the restatement.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1,000,000 in any fiscal year. This deduction limitation does not apply to certain types of compensation that qualify as performance-based compensation under Section 162(m). As a public company, we will generally consider whether a form of compensation will be deductible under Section 162(m) in determining executive compensation, though other factors will also be considered. The compensation committee may authorize compensation payments that do not comply with the exemptions to Section 162(m) when we believe that such payments are appropriate to attract and retain executive talent.

COMPENSATION COMMITTEE REPORT

The following report of the compensation committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Financial Engines under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with Financial Engines’ management. Based on this review and these discussions, the compensation committee recommended to the Board of Directors of Financial Engines that the Compensation Discussion and Analysis be included in Financial Engines’ proxy statement on Schedule 14A and incorporated by reference into its Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Respectfully submitted on March 18, 2013, by the members of the compensation committee of the Board of Directors:

Mr. Paul G. Koontz, Chairperson

Mr. Blake R. Grossman

Mr. Robert A. Huret

Dr. John B. Shoven

EXECUTIVE COMPENSATION

2012 Summary Compensation Table

The following table sets forth compensation earned for services rendered in all capacities to us for the years ended December 31, 2012, 2011 and 2010 for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers as of December 31, 2012, whom we refer to in this Proxy Statement as the named executive officers, or NEOs.

Name & Principal Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total
Jeffrey N. Maggioncalda	2012	$376,250	—		$391,465	$909,988	$290,465	$7,500	$1,975,668
Chief Executive Officer	2011	$337,500	—		$579,455	$1,371,512	$280,098	$7,350	$2,575,915
	2010	$287,500	—		—	—	$310,155	$6,900	$604,555

Raymond J. Sims	2012	$256,795	—		$203,467	$473,253	$133,196	$7,500	$1,074,211
Executive Vice President and Chief Financial Officer	2011	$247,250	—		$170,478	$403,351	$128,249	$7,350	$956,678
	2010	$222,500	—		—	—	$120,016	$6,675	$349,191

Lawrence M. Raffone	2012	$228,375	—		$521,778	$728,033	$591,243	$6,851	$2,076,280
Executive Vice President, Distribution and Institutional Services (now President)	2011	$218,750	—		$170,478	$403,351	$926,616	$6,563	$1,725,758
	2010	$200,000	$500	(3)	—	—	$1,101,584	$6,000	$1,308,084

Christopher L. Jones	2012	$304,500	—		$219,199	$509,666	$411,380	$7,500	$1,452,245
Executive Vice President,	2011	$293,750	—		$170,478	$403,351	$411,394	$7,350	$1,286,323
Investment Management and Chief Investment Officer	2010	$262,500	—		—	—	$424,778	$6,900	$694,178

June L. Bower(4)	2012	$244,792	—		$54,800	$871,993	$130,000	$7,344	$1,308,929
Executive Vice President, Marketing

(1)	Includes grants of stock options and RSUs. The value of the equity awards is based on the fair value of the award as of the grant date calculated in accordance with Accounting Standards Codification 718, Stock Compensation (ASC 718), excluding any estimate of future forfeitures. See Note 5 of the Notes to Consolidated Financial Statements in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2012, for the assumptions made in determining ASC 718 values. Regardless of the value on the grant date, the actual value that may be recognized by the executive officers will depend on the market value of our common stock on a date in the future when a stock award vests or a stock option is exercised.
(2)	Represents amounts paid for 401(k) plan contribution matching program.
(3)	Represents a standard company bonus of $500 paid to any employee who receives a Series 65 license.
(4)	Ms. Bower left our company in January 2013.

2012 Grants of Plan-Based Awards

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)

Name
		Threshold ($)	Target ($)	Maximum ($)(3)
Jeffrey N. Maggioncalda	11/16/12						86,720	26.22	909,988
	11/16/12				14,930				391,465
		154,000	308,000	616,000

Raymond J. Sims	11/16/12						45,100	26.22	473,253
	11/16/12				7,760				203,467
		70,967	141,933	283,866

Lawrence M. Raffone	11/16/12						69,380	26.22	728,033
	11/16/12				19,900	(6)			521,778
		137,700	275,400	550,800

Christopher L. Jones	11/16/12						48,570	26.22	509,666
	11/16/12				8,360				219,199
		214,200	428,400	856,800

June L. Bower	1/17/12						75,000	23.14	744,497
	11/16/12						12,150	26.22	127,497
	11/16/12				2,090				54,800
		68,750	137,500	275,000

(1)	Reflects the value of the potential payout targets set on January 17, 2012 for fiscal year 2012 pursuant to the annual award program under our Cash Incentive Plan. Actual payout amounts under this plan for 2012 are disclosed in the “2012 Summary Compensation Table.”
(2)	Actual payout of these awards, if any, are determined by the compensation committee after the end of the performance period depending on whether the performance criteria set forth in the Executive Cash Incentive Plan were met. Please see “Compensation Discussion and Analysis” for disclosure regarding material terms of the Executive Cash Incentive Plan.
(3)	The maximum bonus potential for NEOs under the Executive Cash Incentive Plan — Company Performance Factor is 200%. For Mr. Raffone, his maximum payment amount is capped at 200% with respect to 40% of his target payment amount (which is based upon the Company Performance Factor) and the remaining 60% of his target payment amount (which is based 30% each on contract revenue and New Management Fee Run Rate) is capped at the lesser of 250% or $1,027,690.
(4)	Unless otherwise noted, reflects options and RSUs granted in fiscal year 2012 under the 2009 Stock Incentive Plan pursuant to standard vesting terms in accordance with our long-term incentive goals as described in the “Compensation Discussion and Analysis”.
(5)	Includes grants of stock options and RSUs. The value of the equity awards is based on the fair value of the award as of the grant date calculated in accordance with ASC 718, excluding any estimate of future forfeitures. See Note 5 of the Notes to Consolidated Financial Statements in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2012, for the assumptions made in determining ASC 718 values. Regardless of the value on the grant date, the actual value that may be recognized by the executive officers will depend on the market value of our common stock on a date in the future when a stock award vests or a stock option is exercised.
(6)	Includes an RSU for 7,960 shares, granted to Mr. Raffone in connection with his promotion to President, which vests on December 31, 2013.

Narrative to 2012 Summary Compensation Table and Grants of Plan-Based Awards

Please see “Compensation Discussion and Analysis” above for a complete description of compensation plans pursuant to which the amounts listed under the 2012 Summary Compensation Table and the 2012 Grants of Plan-Based Awards table were paid or awarded and the criteria for such payment, including targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Discussion and Analysis section also describes the equity awards.

Except as otherwise noted, all option awards vest over four years with 1/4th of the shares subject to the option vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments thereafter over the subsequent three years. The RSUs generally vest over four years, with 25% vesting annually on the anniversary of the grant date.

2012 Outstanding Equity Awards at Fiscal Year-End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2012.

	Option Awards(1)				Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options Exercisable #	Number of Securities Underlying Unexercised Options Unexercisable #	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested($)(2)
Jeffrey N. Maggioncalda					20,318	563,621
					14,930	414,158
	18,008	0	3.00	01/30/2014
	23,529	0	4.25	03/23/2015
	13,333	0	7.50	09/19/2016
	382,018	0	7.50	09/19/2016
	1,280	0	6.51	11/11/2018
	43,236	0	6.51	11/11/2018
	5,846	2,869	7.99	11/09/2019
	260,144	77,341	7.99	11/09/2019
	36,302	97,738	21.39	11/18/2021
	0	86,720	26.22	11/16/2022

Raymond J. Sims					5,978	165,830
					7,760	215,262
	15,360	0	6.51	11/11/2018
	4,640	0	6.51	11/11/2018
	9,646	2,869	7.99	11/09/2019
	67,436	20,049	7.99	11/09/2019
	10,676	28,744	21.39	11/18/2021
	0	45,100	26.22	11/16/2022

Lawrence M. Raffone					5,978	165,830
					11,940	331,216
					7,960	220,810	(4)
	24,000	0	2.50	10/28/2013
	76,667	0	7.50	09/19/2016
	320	0	6.51	11/11/2018
	89,640	0	6.51	11/11/2018
	521	2,869	7.99	11/09/2019
	67,436	20,049	7.99	11/09/2019
	10,676	28,744	21.39	11/18/2021
	0	69,380	26.22	11/16/2022

	Option Awards(1)				Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options Exercisable #	Number of Securities Underlying Unexercised Options Unexercisable #	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested($)(2)

Christopher L. Jones					5,978	165,830
					8,360	231,906
	33,333	0	3.00	01/30/2014
	23,529	0	4.25	03/23/2015
	13,333	0	7.50	09/19/2016
	136,667	0	7.50	09/19/2016
	15,360	0	6.51	11/11/2018
	45,519	0	6.51	11/11/2018
	9,646	2,869	7.99	11/09/2019
	67,436	20,049	7.99	11/09/2019
	10,676	28,744	21.39	11/18/2021
	0	48,570	26.22	11/16/2022

June L. Bower					2,090	57,977
	0	75,000	23.14	1/17/2022
	0	12,150	26.22	11/16/2022

(1)	Except as otherwise noted, all option awards listed in the table vest over four years, with 1/4th of the shares subject to the option vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments thereafter over the subsequent three years.
(2)	Calculated using the closing price of our common stock on December 31, 2012 of $27.74.
(3)	Except as otherwise noted, all RSUs listed in the table vest over four years, with 25% vesting annually on the anniversary of the grant date.
(4)	Includes an RSU for 7,960 shares, granted to Mr. Raffone in connection with his promotion to President, which vests on December 31, 2013.

2012 Option Exercises and Stock Vested

The following table sets forth the number of shares acquired upon exercise of options and vesting of restricted stock awards by each NEO during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise #	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting #	Value Realized on Vesting ($)(2)
Jeffrey N. Maggioncalda	185,880	3,082,491	6,772	177,562
Raymond J. Sims	200,000	3,125,050	1,992	52,230
Lawrence M. Raffone	115,454	1,995,732	1,992	52,230
Christopher L. Jones	115,000	2,017,762	1,992	52,230
June L. Bower	—	—	—	—

(1)	Value realized is based on the fair market value of our common stock on the date of exercise minus the exercise price.
(2)	Value realized is based on the fair market value of our common stock on the vesting date of $26.22.

Potential Payments Upon Termination or Change in Control

Our offer letter to Mr. Raffone, our President, provides for certain change of control benefits if his employment is involuntarily terminated during the 12-month period commencing 30 days prior to a change in control. Under the terms of his offer letter, any unvested options held by him that would otherwise have vested during the one-year period following the date of termination will become vested on the termination date.

Prior to November 18, 2011, the form of Stock Option Agreement used for our NEOs provided for accelerated vesting if the executive officer was involuntarily terminated within two months prior to a change in control of our company or involuntarily terminated within 12 months following a change in control of our company. Under the new form of Stock Option Agreement and the form of RSU Award and Agreement, pursuant to which awards were made on November 18, 2011, if an named executive officer or any other employee holding such an outstanding grant is involuntarily terminated within 12 months following a change in control of our company or upon the death or permanent and total disability (as defined in the 2009 Stock Incentive Plan) of the named executive officer or such other employee, then the vesting of the award will accelerate with respect to the number of shares that would have vested within the 12 months following the change in control, death or permanent and total disability, as the case may be. A change in control for these purposes is as defined in the 2009 Stock Incentive Plan.

Pursuant to the awards made on and after November 18, 2011, “Involuntary Termination” means, following a Change in Control and without the awardee’s express written consent: a relative, material diminution of the awardee’s authority, duties, position or responsibilities; a material reduction in the awardee’s base salary or bonus opportunity; the relocation of the awardee’s principal place of employment by more than fifty (50) miles; or any purported termination of the awardee’s service which is not effected for Cause. In the event of a termination under the conditions described above, other notice and remedy provisions also apply. A termination due to death or disability shall not be considered an Involuntary Termination.

Termination and Change of Control Table

For each of the NEOs, the table below estimates the amount of compensation that would be paid in the event that a change of control of our company occurs and the executive is terminated without cause or involuntarily terminated as described above, or in cases of death or disability. The amounts shown assume that each of the terminations was effective December 31, 2012. The amounts are calculated using the value of unvested RSUs and the in-the-money value of unvested options as of December 31, 2012, the last business day of our last completed fiscal year, using the closing price of our common stock of $27.74.

Name	Potential Payments upon Involuntary Termination, Death or Disability
Jeffrey N. Maggioncalda	$2,810,414
Raymond J. Sims	$914,867
Lawrence M. Raffone	$1,261,626
Christopher L. Jones	$932,938
June L. Bower	$228,288

AUDIT COMMITTEE REPORT

The following report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Financial Engines under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The audit committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations in matters involving Financial Engines’ accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by Financial Engines’ independent accountants and reviewing their reports regarding Financial Engines’ accounting practices and systems of internal accounting controls as set forth in a written charter adopted by the Board of Directors. Financial Engines’ management is responsible for preparing Financial Engines’ financial statements and the independent registered public accountants are responsible for auditing those financial statements. The audit committee is responsible for overseeing the conduct of these activities by Financial Engines’ management and the independent registered public accountants.

In this context, the audit committee has met and held discussions with management and the independent registered public accountants. Management represented to the audit committee that Financial Engines’ consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.

The audit committee has discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the independent registered public accountants provided to the audit committee the written disclosures required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and the audit committee and the independent registered public accountants have discussed such accountants’ independence from Financial Engines and its management, including the matters in those written disclosures. Additionally, the audit committee considered whether the provision of non-audit services was compatible with maintaining such accountants’ independence. The audit committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent registered public accountants are compatible with maintaining such accountant independence.

The audit committee has discussed with Financial Engines’ internal and independent registered public accountants, with and without management present, their evaluations of Financial Engines’ internal accounting controls and the overall quality of Financial Engines’ financial reporting.

In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the audit committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in Financial Engines’ Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

Respectfully submitted on February 12, 2013 by the members of the audit committee of the Board of Directors:

Ms. Heidi K. Fields, Chairperson

Mr. Joseph A. Grundfest

Mr. Robert A. Huret

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTS

The audit committee, which is composed entirely of non-employee independent directors, has selected KPMG LLP as independent accountants to audit our books, records and accounts and our subsidiaries for the fiscal year ending December 31, 2013. Our Board has endorsed this appointment. Ratification of the selection of KPMG LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, our Board and the audit committee will reconsider whether or not to retain KPMG LLP, but may retain KPMG LLP. Even if the selection is ratified, the audit committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of Financial Engines and its stockholders. KPMG LLP previously audited our consolidated financial statements during the three fiscal years ended December 31, 2010, 2011 and 2012. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Required Vote

Ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment.

Our Board recommends a vote FOR the ratification of KPMG LLP as our independent registered public accountants.

Principal Accounting Fees and Services

Aggregate fees for professional services rendered for us by KPMG LLP for the years ended December 31, 2011 and 2012, were as follows, all of which were approved by the audit committee:

Services Provided	2011	2012
Audit Fees	$1,399,000	$1,327,000
Audit-Related Fees	86,000	84,000
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$1,485,000	$1,411,000

Audit Fees. The aggregate fees billed for the years ended December 31, 2011 and 2012 were for professional services rendered for the audits of our consolidated financial statements, reviews of our interim consolidated financial statements, services rendered in connection with our SEC filings and other matters related to the SEC.

Audit-Related Fees. The aggregate fees billed for the years ended December 31, 2011 and 2012 were for professional services related to our SOC2 reports.

Tax Fees. For the fiscal years ended December 31, 2011 and 2012, there were no fees billed by KPMG LLP for professional services rendered under “Tax Fees” above.

All Other Fees. For the fiscal years ended December 31, 2011 and 2012, there were no fees billed by KPMG LLP for professional services rendered under “All Other Fees” above.

Audit Committee Pre-Approval Policies and Procedures

The audit committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the audit committee pre-approves both the type of services to be provided by KPMG LLP and the estimated fees related to these services.

During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the registered public accountant. The services and fees must be deemed compatible with the maintenance of such accountants’ independence, including compliance with SEC rules and regulations.

Throughout the year, the audit committee will review any revisions to the estimates of audit and non-audit fees initially approved.

PROPOSAL 3

APPROVAL OF THE AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN

Overview

We established our Amended and Restated 2009 Stock Incentive Plan, or the 2009 Stock Incentive Plan, on November 18, 2009, and it became effective immediately prior to our initial public offering on March 16, 2010. The 2009 Stock Incentive Plan was subsequently amended and restated by our Board on December 31, 2010 and December 8, 2011, and was most recently amended and restated on February 14, 2013, subject to stockholder approval. The purpose of the 2009 Stock Incentive Plan is to promote our long-term success and the creation of stockholder value by (a) encouraging our employees, outside directors and consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications and (c) linking our employees, outside directors and consultants directly to stockholder interests through increased stock ownership. The 2009 Stock Incentive Plan authorizes the issuance of options to purchase shares of common stock and the grant of restricted shares, stock units and stock appreciation rights and cash-based awards.

We are asking our stockholders to approve the amended and restated 2009 Stock Incentive Plan to preserve corporate income tax deductions for certain awards under the plan that may otherwise be disallowed pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m). Section 162(m) limits a corporation’s income tax deduction for compensation paid to certain executive officers who are “covered employees” within the meaning of Section 162(m) to $1,000,000 per person per year. This limitation does not apply to compensation that qualifies as “performance-based compensation.” One of the requirements of “performance-based compensation” for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our stockholders. For purposes of Section 162(m), the material terms of the performance goals under which compensation may be paid include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals are based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2009 Stock Incentive Plan is discussed below.

Stock options and stock awards granted under the 2009 Stock Incentive Plan may be exempt from the deduction disallowance rule of Section 162(m) during a transition period ending on the earlier of the date of a material modification of the 2009 Stock Incentive Plan or the 2014 Annual Meeting. However, the availability of the exemption for awards of performance-based compensation after the expiration of the transition period depends upon obtaining approval of the amended and restated 2009 Stock Incentive Plan by our public stockholders. Our Board has determined that it is in the best interest of Financial Engines to seek stockholder approval at the Annual Meeting. We are not requesting additional shares with this proposal.

Changes in the amended and restated 2009 Stock Incentive Plan

The following is a summary of the material changes that are contained in the amended and restated 2009 Stock Incentive Plan subject to stockholder approval. These include a number of responsible corporate governance provisions that we believe reinforce the alignment between stockholders’ interests and equity compensation arrangements for employees, consultants and directors.

•

Performance-Based Awards. The amended and restated 2009 Stock Incentive Plan contains an updated list of performance goals that may be applied to performance-based awards, and imposes separate limits on the number of stock options or stock appreciation rights that may be granted to a participant in any calendar year, and the number of restricted stock or restricted stock unit awards that may be granted to a participant in any calendar year.

•	Cash-Based Awards. The amended and restated 2009 Stock Incentive Plan provides for cash based awards.

•

Discontinuance of “Evergreen.” If stockholders approve the amended and restated 2009 Stock Incentive Plan, the “evergreen” feature pursuant to which the shares authorized for issuance under the plan can be automatically replenished will terminate after February 14, 2013.

•

No Repricing without Stockholder Approval. Under the amended and restated 2009 Stock Incentive Plan, we cannot, without stockholder approval, reprice stock options or stock appreciation rights that are “underwater” by reducing the exercise price or exchanging the stock option or stock appreciation right for cash or new or other stock awards.

•

“Fungible” Share Counting. We will reduce the number of shares available under the amended and restated 2009 Stock Incentive Plan by 1.72 shares for every share granted in connection with a restricted share or stock unit award granted on or after February 14, 2013, and by one share for every share granted in connection with a stock option or stock appreciation right.

•

No Share Recycling for “Net Exercises” or Tax Withholding. Under the amended and restated 2009 Stock Incentive Plan, shares retained by or delivered to us to pay either the exercise price of an outstanding stock option or the withholding taxes in connection an award do not become available for issuance as future awards under the plan. In addition, the full number of shares subject to a stock appreciation right settled by the issuance of shares will count against the number of shares available under the amended and restated 2009 Stock Incentive Plan, regardless of the number of shares actually issued on settlement of the award.

•	Term of Awards. The amended and restated 2009 Stock Incentive Plan limits the term of stock options and stock appreciation rights to ten years or less.

•	Extension of Plan Term. As amended and restated, the term of the 2009 Stock Incentive Plan is extended to February 13, 2023.

Promotion of Good Corporate Governance Practices

The existing 2009 Stock Incentive Plan also includes a number of responsible corporate governance provisions. These include, but are not limited to, the following:

•	No Discounted Options. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the compensation committee of our Board.

•	No Tax Gross-ups. The 2009 Stock Incentive Plan does not provide for any tax gross-ups.

Key Data

The following table includes information regarding outstanding equity awards and shares available for future awards under the amended and restated 2009 Stock Incentive Plan as of March 8, 2013:

Total shares underlying outstanding options	1,859,620
Weighted average exercise price of outstanding options	$23.76
Weighted average remaining contractual life of outstanding option, in years	8.96
Total shares underlying outstanding unvested incentive stock awards and RSUs	2,036,940
Total shares currently available for grant (options, stock awards and RSUs)	2,728,994

The table above reflects grants made on or after February 14, 2013 using fungible share counting and includes the LTIP PSU awards which were made contingent upon stockholder approval.

Broad-based equity compensation is an essential and long-standing element of our culture and success. It continues to be critical to attracting and retaining the most talented employees and consultants.

In a challenging macroeconomic environment, our net annual dilution of stockholder interests pursuant to the 2009 Stock Incentive Plan (including the effect of annual cancellations and forfeitures) in 2010, 2011 and 2012 was 1.02%, 2.23%, and 2.48%, respectively.

Institutional Shareholder Services, or ISS, applies an alternate methodology to analyze the level of annual share usage relative to our industry group. The ISS methodology converts full value shares to option equivalents using a ratio of 1:2, and does not include the effect of annual cancellations and forfeitures. Based on this approach, our three-year average annual burn rate using the ISS methodology has been 2.76%, which is below the ISS burn rate allowable cap of 9.15% for Russell 3000 companies in the diversified financial services sector, which is the comparator used by ISS for our company.

	2010	2011	2012
Stock Options
Grants	409,850	846,180	1,101,425
Forfeitures	(51,287)	(154,545)	(269,474)

Restricted Stock Units
Grants	0	307,750	347,190
Forfeitures	0	(2,290)	(21,591)

Net Shares Granted	358,563	997,095	1,157,550
Total ISS stock equivalents granted	409,850	1,461,680	1,795,805

Weighted Average Common Shares Outstanding	35,096,000	44,783,000	46,741,000

Burn Rate (Net)	1.02%	2.23%	2.48%
ISS Burn Rate (Gross using 1:2 ratio)	1.17%	3.26%	3.84%

We are asking you to approve the amended and restated 2009 Stock Incentive Plan as described in this proposal. If stockholder approval of this proposal is not obtained, no additional grants of options to purchase shares of common stock, stock appreciation rights, restricted shares, stock units or cash-based awards under the 2009 Stock Incentive Plan will be made to our executive officers following the Annual Meeting, and grants of performance-based LTIP awards that have been made under the 2009 Stock Incentive Plan contingent on stockholder approval of the amendment and restatement will be canceled. In addition, if stockholder approval is not obtained, changes contained in the amended and restated 2009 Stock Incentive Plan, described above, will not be effective.

Required Vote

Approval of the amended and restated 2009 Stock Incentive Plan requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” approval of the amended and restated 2009 Stock Incentive Plan.

Our Board recommends a vote FOR approval of the amended and restated 2009 Stock Incentive Plan.

Summary of the amended and restated 2009 Stock Incentive Plan

The following is a summary of the material provisions of the amended and restated 2009 Stock Incentive Plan. All statements herein are intended only to summarize the amended and restated 2009 Stock Incentive Plan and are qualified in their entirety by reference to the amended and restated 2009 Stock Incentive Plan itself. For a more complete description of the terms of the amended and restated 2009 Stock Incentive Plan, you should read a copy of the amended and restated 2009 Stock Incentive Plan which is set forth in Appendix A.

Administration

The compensation committee of our Board will administer the 2009 Stock Incentive Plan, including the determination of the recipient of an award, the number of shares subject to each award, whether an option is to be classified as an incentive stock option or nonstatutory option, and the terms and conditions of each award, including the exercise and purchase prices and the vesting or duration of the award.

At the discretion of our Board, the compensation committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, or solely of two or more “outside directors” within the meaning of Section 162(m). Our Board may appoint one or more separate committees of our Board, each consisting of one or more members of our Board, to administer the 2009 Stock Incentive Plan with respect to employees who are not subject to Section 16 of the Exchange Act. Subject to applicable law, our Board may also authorize one or more officers to designate employees, other than employees who are subject to Section 16 of the Exchange Act, to receive awards under the 2009 Stock Incentive Plan and/or determine the number of such awards to be received by such employees subject to limits specified by our Board.

Eligibility

Our officers and employees and those of our subsidiaries are eligible to participate in the 2009 Stock Incentive Plan. Our directors and other persons that provide consulting services to us and our subsidiaries and affiliates are also eligible to participate in the 2009 Stock Incentive Plan. The term subsidiary is used in this summary to refer to any corporation, if we or one or more other subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. The term affiliate is used in this summary to refer to any entity other than a subsidiary, we or one of more subsidiaries own not less than 50% of such entity. As of December 31, 2012, approximately 385 executive officers and employees, and eight non-employee directors were eligible to be considered for the grant of awards under the 2009 Stock Incentive Plan. Although consultants are eligible to receive awards under the 2009 Stock Incentive Plan, our current consulting arrangements do not provide for any equity awards.

As of December 31, 2012, 45,320 shares had been issued upon exercise of options granted under the 2009 Stock Incentive Plan, options to purchase 1,931,283 shares and restricted stock units for 559,776 shares were outstanding, and 2,522,046 shares remained available for future grant. In addition, on January 1, 2013 an additional 1,500,000 shares was added to the available pool under the 2009 Stock Incentive Plan. Our NEOs received option grants and restricted stock units under the 2009 Stock Incentive Plan in 2012 as set forth in this Proxy Statement in the “2012 Grants of Plan-Based Awards” table under “Executive Compensation.” Our non-employee directors received option grants under the 2009 Stock Incentive Plan in 2012 as set forth in this Proxy Statement under Director Compensation in “Proposal 1 — Election of Directors.”

The number of awards that an employee, director or consultant may receive under the 2009 Stock Incentive Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (i) the aggregate number of shares of common stock subject to options granted under the 2009 Stock Incentive Plan during 2012 to each of our NEOs; executive officers, as a group; directors who are not executive officers and consultants, as a group; and all employees who are not executive officers, as a group; (ii) the average per share exercise price of such options; and (iii) the aggregate number of restricted stock units granted under the 2009 Stock Incentive Plan during 2012 to each of our NEOs; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers and consultants, as a group.

Name of Individual or Group	Number of Shares Subject to Stock Options (#)	Average Per Share Exercise Price of Stock Option(1) ($)	Number of Shares Subject to RSUs (#)
Jeffrey N. Maggioncalda, Chief Executive Officer	86,720	26.22	14,930
Raymond J. Sims, Executive Vice President and Chief Financial Officer	45,100	26.22	7,760
Lawrence M. Raffone, Executive Vice President, Distribution and Institutional Services (now President)	69,380	26.22	19,900
Christopher L. Jones, Executive Vice President, Investment Management and Chief Investment Officer	48,570	26.22	8,360
June L. Bower, Executive Vice President, Marketing	87,150	23.57	2,090
All executive officers, as a group	487,660	25.53	562,510
All directors who are not executive officers, as a group	0	—	40,000
All employees who are not executive officers, and consultants, as a group	613,765	22.95	232,340

(1)	All options were granted at an exercise price per share equal to the fair market value on the date of grant.

Automatic Grants to Directors

A non-employee director is automatically granted an initial option to purchase 25,000 shares upon becoming a member of our Board. On the first business day following each of our regularly-scheduled annual meetings of stockholders, each non-employee director is automatically granted an RSU for 5,000 shares of our common stock, provided the director has served on our Board for at least six months. The initial option vests and becomes exercisable pursuant to the same schedule generally applicable to employees, which is currently: vesting over four years, with 1/4th of the shares subject to the option vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments thereafter over the subsequent three years. The annual RSU vests pursuant to the same schedule generally applicable to employees, which is currently: 1/4th of the shares vesting on each anniversary of the date of grant. The options granted to non-employee directors will have a per-share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant. These options and RSU will become fully vested if a change in control occurs.

Authorized Shares

We are not requesting additional shares with this proposal. Under the 2009 Stock Incentive Plan, 2,000,000 shares of our common stock have been authorized for issuance. In addition, shares originally reserved for issuance under our 1998 Stock Plan but which are not subject to outstanding options on the effective date of the 2009 Stock Incentive Plan, and shares subject to outstanding options under our 1998 Stock Plan on the effective date of the 2009 Stock Incentive Plan that are subsequently forfeited or terminated for any reason before being exercised, up to a number of additional shares not to exceed an aggregate of 2,000,000 shares, will again become available for awards under the 2009 Stock Incentive Plan. Prior to the amendment and restatement that is subject to stockholder approval pursuant to this proposal, the number of shares that have been authorized for issuance under the 2009 Stock Incentive Plan was increased on the first day of each fiscal year beginning in 2010 and continuing through 2019, in an amount equal to the least of (i) 2,000,000 million shares, (ii) 4% of the outstanding shares of our common stock on the last day of the immediately preceding year or (iii) another amount determined by our Board. If the stockholders approve the amendment and restatement, the automatic annual increase pursuant to the preceding provision will terminate.

Shares subject to awards granted under the 2009 Stock Incentive Plan that expire unexercised, are forfeited or terminated before being exercised or settled, or are not delivered to the participant because such award is settled in cash will again become available for issuance under the 2009 Stock Incentive Plan. Shares tendered or withheld to satisfy the exercise price or tax withholding obligation related to an award will not again become available for issuance under the 2009 Stock Incentive Plan as amended and restated, and the full number of shares subject to a stock appreciation right settled by the issuance of shares shall be counted against the number of shares available for award under the 2009 Stock Incentive Plan as amended and restated, regardless of the number of shares actually issued upon settlement of the stock appreciation right. In addition, any shares granted in connection with stock options or stock appreciation rights will reduce the shares remaining available for issuance under the 2009 Stock Incentive Plan as amended and restated on a one-for-one basis, but shares granted in connection with stock unit or restricted share awards on or after February 14, 2013, will be counted against this limit as 1.72 shares for every one share granted. Correspondingly, forfeitures of unvested stock unit or restricted share awards will be credited back to the 2009 Stock Incentive Plan as amended and restated as 1.72 shares for each share forfeited.

No participant in the 2009 Stock Incentive Plan as amended and restated can receive option grants or stock appreciation rights for more than an aggregate of 500,000 shares in any calendar year, except in the participant’s first year of employment in which the participant may receive stock options or stock appreciation rights for up to an aggregate of 1,000,000 shares. With respect to stock unit or restricted share awards intended to qualify as “performance-based compensation” under Section 162(m), no participant may receive awards under the 2009 Stock Incentive Plan that relate to an aggregate of more than 500,000 shares in any calendar year, or more than two times this amount in the first year of employment, and the maximum aggregate amount of cash that may be payable under cash-based awards intended to qualify as “performance-based compensation” granted to a participant under the 2009 Stock Incentive Plan in any calendar year is $1,000,000.

The closing price for our common stock on the NASDAQ Global Select Market as of March 22, 2013, was $35.55 per share.

Types of Awards.

•

Stock Options. A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. Under the 2009 Stock Incentive Plan, incentive stock options and nonstatutory options must be granted with an exercise price of at least 100% of the fair market value of our common stock on the date of grant. Incentive stock options granted to any holder of more than 10% of the voting shares of our company must have an exercise price of at least 110% of the fair market value of our common stock on the date of grant. No incentive stock option can be granted to an employee if as a result of the grant, the employee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value in excess of $100,000, based on the value of the stock on the date of grant. The stock option agreement specifies the date when all or any installment of the option is to become exercisable. Our option agreements have generally provided that 1/4th of the total number of shares subject to the option will vest and become exercisable 12 months after the vesting commencement date, and the remaining options will vest and become exercisable at a rate of 1/48th of the total number of shares subject to the option each month thereafter subject to continued service. Each stock option agreement sets forth the term of the options, which under the amendment and restatement is prohibited from exceeding 10 years (five years in the case of an incentive stock option granted to any holder of more than 10% of our voting shares), and the extent to which the optionee will have the right to exercise the option following termination of the optionee’s service with the company. Payment of the exercise price may be made in cash or cash equivalents or, if provided for in the stock option agreement evidencing the award, (i) by surrendering, or attesting to the ownership of, shares which have already been owned by the optionee, (ii) by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to us in payment of the aggregate exercise price, (iii) by delivery of an irrevocable direction to a securities broker or lender to pledge shares and to deliver all or part of the loan proceeds to us in payment of the aggregate exercise price, (iv) by delivering a full-recourse promissory note, (v) by having the company withhold shares issuable upon exercise pursuant to a “net exercise,” or (vi) by any other form that is consistent with applicable laws, regulations and rules.

•

Restricted Stock. Restricted stock is a share award that may be subject to vesting conditioned upon continued service, the achievement of performance objectives or the satisfaction of any other condition as specified in a restricted stock agreement. Participants who are granted restricted stock awards generally have all of the rights of a stockholder with respect to such stock, other than the right to transfer such stock prior to vesting. Subject to the terms of the 2009 Stock Incentive Plan, the compensation committee will determine the terms and conditions of any restricted stock award, including any vesting arrangement, which will be set forth in a restricted stock agreement to be entered into between us and each recipient. Restricted stock may be awarded for such consideration as the compensation committee may determine, including without limitation cash, cash equivalents, full-recourse promissory notes or future services or services rendered prior to the award (without a cash payment by the recipient).

•

Restricted Stock Units. RSUs give recipients the right to acquire a specified number of shares of stock at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the compensation committee and as set forth in a restricted stock unit agreement. Unlike restricted stock, the stock underlying RSUs will not be issued until the RSUs have vested and are settled, and recipients of stock units generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled. However, at the discretion of the compensation committee, any stock unit may entitle the holder to be credited with an amount equal to all cash dividends paid on one share of our common stock while the stock unit is outstanding, subject to the vesting conditions applicable to the underlying stock units. The compensation committee may elect to settle vested RSUs in cash or in common stock or in a combination of cash and common stock. Subject to the terms of the 2009 Stock Incentive Plan, the compensation committee will determine the terms and conditions of any RSU award, which will be set forth in a restricted stock unit agreement to be entered into between us and each recipient.

•

Stock Appreciation Rights. Stock appreciation rights may be granted independently or in combination with an award of stock options. Stock appreciation rights typically will provide for payments to the recipient based upon increases in the price of our common stock over the exercise price of the award. The exercise price of a stock appreciation right will be determined by the compensation committee, which shall not be less than the fair market value of our common stock on the date of grant. The compensation committee may elect to pay stock appreciation rights in cash or in common stock or in a combination of cash and common stock.

•

Cash-Based Awards. Under the amendment and restatement, the compensation committee may grant cash-denominated awards in such amounts and upon such terms as the committee may determine. Payment with respect to a cash-based award may be made in cash or in shares, as the compensation committee determines.

•

Performance Based Awards. The compensation committee may grant stock unit and restricted share awards and cash-based awards that are intended to qualify as “performance-based compensation” exempt from the tax deduction limitations of Section 162(m).

To qualify as “performance-based compensation,” the number of shares or other benefits granted, issued, retainable or vested under an award shall be subject to the attainment of pre-established, objective performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the individual or to us as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, or on the basis of any other specified period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, and subject to specified adjustments, in each case as specified by the compensation committee in the award:

•	cash flow;

•	earnings per share;

•	adjusted earnings per share (adjusted net income divided by the weighted average of dilutive common share equivalents outstanding);

•	earnings before interest, taxes, depreciation and amortization, or EBITDA;

•

adjusted EBITDA (net income before interest, taxes, depreciation, and amortization (internal use software, direct response advertising, and commissions), and non-cash stock-based compensation expense);

•	EBITDA margin (EBITDA/total revenue);

•	adjusted EBITDA margin (adjusted EBITDA/total revenue);

•	income or net income;

•	adjusted net income (net income before non-cash stock-based compensation expense, net of tax and other specified items);

•	return on equity;

•	total stockholder return;

•	share price performance;

•	return on capital;

•	return on assets or net assets;

•	revenue;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin or profit margin;

•	return on operating revenue;

•	return on invested capital;

•	market segment shares;

•	costs;

•	expenses;

•	regulatory body approval (including without limitation for commercialization of a product);

•	implementation or completion of critical projects;

•

management fee run rate, or MFRR (annualized fees which would be generated from managed or advised assets or from financial planning services over the following twelve months or other specified period, including those generated from enrollees into the professional management program, but excluding platform fees, set up fees and consulting fees);

•	market adjusted MFRR;

•	new MFRR;

•	net new MFRR (new MFRR net of voluntary cancellations);

•	assets under management;

•	asset retention rates;

•	sales or other contract revenue;

•	number of media impressions;

•	customer satisfaction;

•	economic value added measurements;

•	sales pipeline; or

•	employee turnover.

The compensation committee may appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following:

•	asset write-downs;

•	litigation or claims judgments or settlements;

•	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

•	accruals for reorganization and restructuring programs;

•

any extraordinary nonrecurring items as determined under generally accepted accounting principles and/or described in managements’ discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year;

•	the dilutive and/or accretive effects of acquisitions or joint ventures;

•

the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends;

•	the effects of stock based compensation; and

•	costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles.

The compensation committee may also assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture.

The compensation committee shall determine the qualifying performance criteria not later than the 90th day of the performance period, and shall determine and certify, for each participant, the extent to which the qualifying performance criteria have been met. The compensation committee may not in any event increase the amount of compensation payable under the 2009 Stock Incentive Plan upon the attainment of a pre-established qualifying performance goal to a participant who is a “covered employee” within the meaning of Section 162(m).

Amendment and Termination

The 2009 Stock Incentive Plan terminates ten years after its initial adoption, unless terminated earlier by our Board. However, the term of the 2009 Stock Incentive Plan will be extended until February 13, 2023 if stockholder approval of this proposal is obtained. Our Board may amend or terminate the plan at any time, subject to stockholder approval where required by applicable law. Any amendment or termination may not impair the rights of holders of outstanding awards without their consent.

Other Plan Features

Under the 2009 Stock Incentive Plan:

•

Unless the agreement evidencing an award expressly provides otherwise, no award granted under the plan may be transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to shares issued under such award), other than by will or the laws of descent and distribution.

•

In the event of a recapitalization, stock split or similar capital transaction, we will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2009 Stock Incentive Plan, including the limitations on awards given to an individual participant in any calendar year and the number of nonstatutory stock options automatically granted to outside directors and other adjustments in order to preserve the benefits of outstanding awards under the 2009 Stock Incentive Plan.

•

Generally, if we merge with or into another corporation, we will provide for full exercisability or vesting and accelerated expiration of outstanding awards or settlement of the intrinsic value of the outstanding awards in cash or cash equivalents followed by cancellation of such awards unless the awards are continued if we are the surviving entity, or assumed or substituted for by any surviving entity or a parent or subsidiary of the surviving entity.

•

If we are involved in an asset acquisition, stock acquisition, merger or similar transaction with another entity, the compensation committee may make awards under the 2009 Stock Incentive Plan by the assumption, substitution or replacement of awards granted by another entity. The terms of such assumed, substituted or replaced awards will be determined by the compensation committee, in its discretion.

Summary of Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2009 Stock Incentive Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code of 1986, as amended. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by our company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code of 1986, as amended.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Non-Qualified Stock Options

Options not designated or qualifying as incentive stock options will be non-qualified stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a non-qualified stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to our company with respect to the grant of a non-qualified stock option or the sale of the stock acquired pursuant to such grant.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Cash-Based Awards

A participant will generally recognize income upon the settlement of a cash-based award equal to the amount of cash received and the fair market value of any unrestricted shares received.

Section 409A

Section 409A of the Internal Revenue Code of 1986, as amended, or Section 409A, provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2009 Stock Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. We will also have withholding and reporting requirements with respect to such amounts.

Tax Effect for our Company

We generally will be entitled to a tax deduction in connection with an award under the 2009 Stock Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income. Section 162(m) limits our compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined under Section 162(m). This deduction limitation does not apply to certain types of compensation that qualify as performance-based compensation. The 2009 Stock Incentive Plan, as amended and restated and if approved by our stockholders, permits, but does not require, us to grant performance-based awards under the plan that qualify of the exemption from the tax deduction limitation. If, and to the extent that, the 2009 Stock Incentive Plan payments satisfy the requirements of Section 162(m) and otherwise satisfy the requirements for deductibility under federal income tax law, we will receive a deduction for the amount constituting ordinary income to the participant.

PROPOSAL 4

APPROVAL OF THE 2014 EXECUTIVE CASH INCENTIVE PLAN

Overview

Our Board adopted the 2014 Executive Cash Incentive Plan, or the 2014 Executive CIP, in February 2013.

In order to allow for certain awards under the 2014 Executive CIP to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m), we are asking stockholders to approve the material terms of the performance goals under the 2014 Executive CIP. One of the requirements of “performance-based compensation” for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our stockholders.

Our Board believes that it is in the best interests of Financial Engines and our stockholders to provide for a stockholder-approved plan under which bonuses paid to our Section 16 executive officers may be deducted by us for federal income tax purposes. Accordingly, we have structured the 2014 Executive CIP in a manner such that payments made under the 2014 Executive CIP may satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and certain executive officers may be limited to the extent that such compensation exceeds $1,000,000 in any fiscal year. However, compensation that satisfies the requirements for “performance-based compensation” as defined in Section 162(m) is not subject to this limit and, therefore, is generally deductible in full by us. One of the requirements of “performance-based compensation” for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our stockholders. For purposes of Section 162(m), the material terms of the performance goals under which compensation may be paid include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals are based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2014 Executive CIP is discussed below. A copy of the 2014 Executive CIP is attached as Appendix B to this Proxy Statement.

Vote Required

Approval of 2014 Executive CIP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting. Unless marked to the contrary, proxies received from stockholders of record will be voted “FOR” approval of the 2014 Executive CIP.

Our Board recommends a vote FOR the approval of the 2014 Executive Cash Incentive Plan.

Summary of the 2014 Executive CIP

The following summary of the material provisions of the 2014 Executive CIP is qualified in its entirety by the complete text of the 2014 Executive CIP, a copy of which is attached as Appendix B to this Proxy Statement.

General

The 2014 Executive CIP provides a framework under which we can operate an executive bonus program that can satisfy the standard of “performance-based compensation” within the meaning of Section 162(m).

Purpose

The purpose of the 2014 Executive CIP is to attract, motivate and reward our Chief Executive Officer, and the individuals who are part of our senior executive staff as designated by our Chief Executive Officer, in order to enhance stockholder value through incentivizing the improvement of our profitability and achievement of our corporate performance.

Administration

The 2014 Executive CIP is administered by the compensation committee. The compensation committee has the sole discretion and authority to: (a) administer and interpret the 2014 Executive CIP in accordance with Section 162(m) as appropriate; (b) prescribe the terms and conditions of any awards granted under the 2014 Executive CIP; (c) adopt rules and guidelines for the administration of the 2014 Executive CIP that are consistent with the 2014 Executive CIP; and (d) interpret, amend or revoke any such rules any guidelines. The decisions of the compensation committee are in every case final and binding on all persons having an interest in the 2014 Executive CIP.

Eligibility

The 2014 Executive CIP provides that bonuses may be paid under the 2014 Executive CIP to our Chief Executive Officer and the individuals who are part of our senior executive staff as designated by our Chief Executive Officer, or executives. As of February 14, 2013, approximately 20 employees, including executive officers, as designated by our Chief Executive Officer, would have been eligible to participate in the 2014 Executive CIP. Our non-employee directors are not entitled to participate in the 2014 Executive CIP.

Performance Criteria

The 2014 Executive CIP provides for cash bonus payments to the executives. The amount of a performance-based bonus payment varies depending on the extent to which we achieve our performance criteria within the applicable 2014 Executive CIP measurement period. The performance criteria can be measured either individually, alternatively or in any combination, applied to either the individual or to us as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, or on the basis of any other specified period, on an absolute basis or relative to a designated group of companies or relative to a pre-established target or a previous performance period’s results, subject to specified adjustments. The performance criteria will include one or more criteria from of the following list, which matches the list of criteria in the 2009 Stock Incentive Plan as amended and restated:

•	cash flow;

•	earnings per share;

•	adjusted earnings per share (adjusted net income divided by the weighted average of dilutive common share equivalents outstanding);

•	earnings before interest, taxes, depreciation and amortization, or EBITDA;

•

adjusted EBITDA (net income before interest, taxes, depreciation, and amortization (internal use software, direct response advertising, and commissions), and non-cash stock-based compensation expense);

•	EBITDA margin (EBITDA/total revenue);

•	adjusted EBITDA margin (adjusted EBITDA/total revenue);

•	income or net income;

•	adjusted net income (net income before non-cash stock-based compensation expense, net of tax and other specified items);

•	return on equity;

•	total stockholder return;

•	share price performance;

•	return on capital;

•	return on assets or net assets;

•	revenue;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin or profit margin;

•	return on operating revenue;

•	return on invested capital;

•	market segment shares;

•	costs;

•	expenses;

•	regulatory body approval (including without limitation for commercialization of a product);

•	implementation or completion of critical projects;

•

management fee run rate, or MFRR (annualized fees which would be generated from managed or advised assets or from financial planning services over the following twelve months or other specified period, including those generated from enrollees into the professional management program, but excluding platform fees, set up fees and consulting fees);

•	market adjusted MFRR;

•	new MFRR;

•	net new MFRR (new MFRR net of voluntary cancellations);

•	assets under management;

•	asset retention rates;

•	sales or other contract revenue;

•	number of media impressions;

•	customer satisfaction;

•	economic value added measurements;

•	sales pipeline; or

•	employee turnover.

To the extent consistent with Section 162(m), the compensation committee may appropriately adjust any evaluation of performance under a performance criteria to exclude any of the following:

•	asset write-downs;

•	litigation or claims judgments or settlements;

•	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

•	accruals for reorganization and restructuring programs;

•

any extraordinary nonrecurring items as determined under generally accepted accounting principles and/or described in managements’ discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year;

•	the dilutive and/or accretive effects of acquisitions or joint ventures;

•

the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends;

•	the effects of stock based compensation; and

•	costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles.

The compensation committee may also assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture.

The performance bonus amount payable to each executive is based on a target bonus, which is in turn based on the extent to which one or more relevant performance criteria targets identified for such criteria are realized. Any performance criteria may be measured over all or part of a fiscal year. If all of the performance criteria are to be measured over the entire fiscal year, the compensation committee will establish the target bonus amount, the relevant performance criteria and the respective targets for such criteria within the first 90 days of each fiscal year. If a shorter performance period is used. On or before the date with represents 25% of the total number of days in such short performance period, the compensation committee shall identify in writing the target bonus, the selected performance criteria and the targets applicable to such period.

The compensation committee may, in its discretion, direct that any performance bonus be reduced below the amount as calculated above. Further, the compensation committee may, in its discretion, increase the bonus amount otherwise payable to any executive upon achievement of the designated targets, but only if the executive is not covered by Section 162(m) of the Code.

Maximum Amount of Compensation Payable Under the 2014 Executive CIP

The maximum aggregate amount payable under the 2014 Executive CIP as a performance bonus to any executive is $5,000,000 for any fiscal year.

Any bonus under the 2014 Executive CIP will be paid as soon as practicable after the end of the bonus measurement period, but only after the compensation committee has certified that the performance criteria and targets established for the relevant period have been achieved. In addition, the executive must remain employed by us through the performance period. If the executive was not employed for the entire bonus measurement period, he or she may be entitled to receive a prorated amount of the bonus amount otherwise earned in the discretion of the compensation committee.

Clawback

Awards granted under the 2014 Executive CIP are subject to policies adopted by the compensation committee pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law as in effect from time to time to the extent the compensation committee provides at the time the policy is adopted.

Awards Under the 2014 Executive CIP

Payments made under the 2014 Executive CIP will be determined by comparing actual performance to the performance targets set by the compensation committee, it is not possible to state the amounts that will be paid under the 2014 Executive CIP in 2014.

Amendment and Termination

The compensation committee may terminate the 2014 Executive CIP at any time, for any or no reason, and may also amend the 2014 Executive CIP in order to reduce the amount of any executive’s bonus payment at any time, for any or no reason.

Summary of Federal Income Tax Consequences

Under present federal income tax law, the executives will generally recognize ordinary income equal to the amount of the award received in the year they receive it. That income will be subject to applicable income and employment tax withholding by us. If, and to the extent that, the 2014 Executive CIP payments satisfy the requirements of Section 162(m) and otherwise satisfy the requirements for deductibility under federal income tax law, we will receive a deduction for the amount constituting ordinary income to the executive.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year ended December 31, 2012.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2014 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Secretary no later than December 2, 2013. Proposals we receive after that date will not be included in the Proxy Statement. We urge stockholders to submit proposals by Certified Mail — Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2014 Annual Meeting of Stockholders will be ineligible for presentation at the 2014 Annual Meeting of Stockholders unless the stockholder gives timely notice of the proposal in writing to the Secretary of Financial Engines at the principal executive offices of Financial Engines. Under our Bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the one-year anniversary of the date of our proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that we did not hold an annual meeting in the prior year or if the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, we must receive the stockholder’s notice by the close of business on the later of 90 days prior to the annual meeting and the 10th day after the day we provided such public disclosure of the meeting date.

The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Financial Engines stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report or proxy statement mailed to you, please submit a request to our Secretary at 1050 Enterprise Way, 3rd Floor, Sunnyvale, California 94089, or call our Investor Relations department at (408) 498-6040 and we will promptly send you what you have requested. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER MATTERS

Our Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

Anne Tuttle Cappel

Executive Vice President, General Counsel and Secretary

Sunnyvale, California

April 1, 2013

Financial Engines’ 2012 Annual Report to Stockholders has been mailed with this Proxy Statement. We will provide copies of our Annual Report on Form 10-K and exhibits thereto, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to Financial Engines, Inc. at 1050 Enterprise Way, 3rd Floor, Sunnyvale, California 94089, Attention: Investor Relations. The request must include a representation by the stockholder that as of March 22, 2013, the stockholder was entitled to vote at the Annual Meeting.

APPENDIX A	AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

APPENDIX B	2014 EXECUTIVE CASH INCENTIVE PLAN

APPENDIX A

FINANCIAL ENGINES, INC.

AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN

(Approved by Stockholders on [May 21, 2013])

FINANCIAL ENGINES, INC.

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

FINANCIAL ENGINES, INC.

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

A-i

FINANCIAL ENGINES, INC.

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

A-ii

FINANCIAL ENGINES, INC.

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

A-iii

FINANCIAL ENGINES, INC.

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

A-iv

FINANCIAL ENGINES, INC.

AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN

SECTION 1.    ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on November 18, 2009, and became effective on March 16, 2010, immediately prior to the closing of the initial offering of Stock to the public pursuant to a registration statement filed by the Company with the Securities and Exchange Commission (the “Effective Date”). The Plan was amended and restated effective December 31, 2010 to amend the vesting provisions for grants to Outside Directors under Section 4(b), and was subsequently amended and restated effective December 8, 2011 to further amend the provisions for grants to Outside Directors under Section 4(b). The Plan has been further amended and restated effective on February 14, 2013 (the “Restatement Effective Date”), subject to stockholder approval, to qualify awards under the Plan for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, and in certain other respects.

The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2.    DEFINITIONS.

(a) “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c) “Award Agreement” shall mean the agreement between the Company and the recipient of an Award which contains the terms, conditions and restrictions pertaining to such Award.

(d) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(e) “Cash-Based Award” shall mean an Award that entitles the Participant to receive a cash-denominated payment.

(f) “Change in Control” shall mean the occurrence of any of the following events:

(i)	A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A)	Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B)	Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii)	Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(iii)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iv)	The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(i) above, the term “look-back” date shall mean the later of (1) the Effective Date or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (d)(ii)) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission for the initial offering of Stock to the public.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(h) “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(i) “Company” shall mean Financial Engines, Inc., a Delaware corporation.

(j) “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

(k) “Employee” shall mean any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise

Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(n) “Fair Market Value” with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

(i)	If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system;

(ii)	If the Stock was traded on any established stock exchange (such as the New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system; and

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(o) “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(p) “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(q) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(r) “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.

(s) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(t) “Participant” shall mean a person who holds an Award.

(u) “Performance Based Award” shall mean any Restricted Share Award, Stock Unit Award or Cash-Based Award granted to a Participant that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(v) “Plan” shall mean this 2009 Stock Incentive Plan of Financial Engines, Inc., as amended from time to time.

(w) “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(x) “Restricted Share” shall mean a Share awarded under the Plan.

(y) “SAR” shall mean a stock appreciation right granted under the Plan.

(z) “Service” shall mean service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

(aa) “Share” shall mean one share of Stock, as adjusted in accordance with Section 12 (if applicable).

(bb) “Stock” shall mean the Common Stock of the Company.

(cc) “Stock Unit” shall mean a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Stock Unit Award Agreement.

(dd) “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(ee) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(ff) “Total and Permanent Disability” shall mean any permanent and total disability as defined by Section 22(e)(3) of the Code.

SECTION 3.    ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by the Board or a Committee appointed by the Board. The Committee shall consist of two or more directors of the Company. In addition, to the extent required by the Board, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b) Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)	To interpret the Plan and to apply its provisions;

(ii)	To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii)	To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v)	To determine when Awards are to be granted under the Plan;

(vi)	To select the Participants to whom Awards are to be granted;

(vii)	To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;

(viii)	To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(ix)	To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x)	To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi)	To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)	To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

(xiv)	To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xv)	To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.

(e) Cancellation and Re-grant of Stock Awards. Notwithstanding any contrary provision of the Plan, neither the Board nor any Committee, nor their designees, shall have the authority to: (i) amend the terms of outstanding

Options or SARs to reduce the Exercise Price thereof, or (ii) cancel outstanding Options or SARs with an Exercise Price above the current Fair Market Value per Share in exchange for another Option, SAR or other Award or for cash, unless the stockholders of the Company have previously approved such an action or such action relates to an adjustment pursuant to Section 11.

SECTION 4.    ELIGIBILITY.

(a) General Rule. Only common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.

(b) Automatic Grants to Outside Directors.

(i)	Each Outside Director who first joins the Board of Directors on or after December 8, 2011, and who was not previously an Employee, shall receive a Nonstatutory Option, subject to approval of the Plan by the Company’s stockholders, to purchase 25,000 Shares (subject to adjustment under Section 11) on the date of his or her election to the Board of Directors. The Shares subject to each Option granted under this Section 4(b)(i) shall vest and become exercisable on substantially the same terms and conditions as Options granted to employees at the time of grant under this Section 4(b)(i), subject to the Committee’s discretion. As of December 8, 2011, that vesting is as follows: Twenty-five percent (25%) of the Shares subject to each Option granted under this Section 4(b)(i) shall vest and become exercisable on the first anniversary of the date of grant. The balance of the Shares subject to such Option (i.e. the remaining seventy-five percent (75%)) shall vest and become exercisable monthly over a 3-year period beginning on the day which is one month after the first anniversary of the date of grant, at a monthly rate of 2.0833% of the total number of Shares subject to such Option. Notwithstanding the foregoing, each such Option shall become vested if a Change in Control occurs with respect to the Company during the Outside Director’s Service.

(ii)	On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, commencing with the annual meeting occurring after December 8, 2011, each Outside Director who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board of Directors thereafter shall receive Stock Units with respect to 5,000 Shares (subject to adjustment under Section 11), provided that such Outside Director has served on the Board of Directors for at least six months. The Stock Units granted under this Section 4(b)(ii) shall vest on substantially the same terms and conditions as Stock Units granted to employees at the time of grant under this Section 4(b)(ii), subject to the Committee’s discretion. As of December 8, 2011, that vesting is as follows: Twenty-five percent (25%) of the Shares subject to each Stock Unit granted under this Section 4(b)(ii) shall vest on each twelve (12) month anniversary of the date of grant. Notwithstanding the foregoing, each Stock Unit granted under this Section 4(b)(ii) shall become vested if a Change in Control occurs with respect to the Company during the Outside Director’s Service.

(iii)	The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 8(a), (b) or (d).

(iv)	All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the earlier of (A) the day before the tenth anniversary of the date of grant of such Options or (B) the date twelve months after the termination of such Outside Director’s Service for any reason; provided, however, that any such Options that are not vested upon the termination of the Outside Director’s Service as a member of the Board of Directors for any reason shall terminate immediately and may not be exercised.

(c) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(d) Attribution Rules. For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(e) Outstanding Stock. For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5.    STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 2,000,000 Shares, plus (x) any Shares subject to outstanding options under the Company’s 1998 Stock Plan (the “Predecessor Plan”) on the effective date of this Plan that are subsequently forfeited or terminated for any reason before being exercised, such number of additional Shares not to exceed an aggregate of 2,000,000 Shares, and (y) an annual increase on the first day of each fiscal year beginning in 2010 and continuing only through the fiscal year beginning in 2013, in an amount equal to the lesser of (i) 2,000,000 Shares, (ii) 4% of the outstanding Shares on the last day of the immediately preceding year or (iii) an amount determined by the Board (the “Absolute Share Limit”). Any Shares granted in connection with Options and SARs shall be counted against the Absolute Share Limit as one (1) Share for every one (1) Option or SAR awarded. Any Shares granted in connection with Stock Unit or Restricted Share Awards granted on or after the Restatement Effective Date shall be counted against this limit as 1.72 Shares for every one (1) Share granted in connection with such Award. The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b) Section 162(m) Award Limitation. Notwithstanding any contrary provisions of the Plan, and subject to the provisions of Section 12, no Participant may receive Options or SARs under the Plan in any calendar year that relate to an aggregate of more than 500,000 Shares, and no more than two times this amount in the first year of employment.

(c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any reason before being exercised or settled, or an Award is settled in cash without the delivery of Shares to the holder, then any Shares subject to the Award shall again become available for Awards under the Plan. Any Shares that again become available for future grants pursuant to this Section 5(c) shall be added back as one (1) Share if such Shares were subject to Options or SARs and as 1.72 Shares if such Shares were subject to other Stock Unit or Restricted Share Awards granted on or after the Restatement Effective Date. Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (a) Shares tendered or withheld by the Company in payment of the Exercise Price of an Option, or (b) Shares delivered or withheld by the Company to satisfy any tax withholding obligation, and the full number of SARs granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such SAR. Notwithstanding the foregoing. the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed the Absolute Share Limit plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 5(c).

SECTION 6.    RESTRICTED SHARES.

(a) Restricted Share Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Share Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7.    TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Award Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Award Agreement. The Stock Option Award Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Award Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.

(c) Exercise Price. Each Stock Option Award Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in 4(c), and the Exercise Price of an NSO shall not be less 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Award Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(c)). A Stock Option Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options. Each Stock Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h) No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 11.

(i) Modification, Extension and Renewal of Options. Within the limitations of the Plan, including Section 3(e), the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair his or her rights or obligations under such Option.

(j) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(k) Buyout Provisions. Subject to Section 3(e), the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize a Participant to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8.    PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(h) below.

(b) Surrender of Stock. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Participant or his representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Participant and the sufficiency of the consideration to meet the requirements of Section  6(b).

(d) Cashless Exercise. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Net Exercise. To the extent that a Stock Option Award Agreement so provides, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price (plus tax withholdings, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash other form of payment permitted under the Stock Option Award Agreement.

(g) Promissory Note. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(h) Other Forms of Payment. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(i) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Award Agreement or Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9.    STOCK APPRECIATION RIGHTS.

(a) SAR Award Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Award Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each SAR Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

(c) Exercise Price. Each SAR Award Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.

(d) Exercisability and Term. Each SAR Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Award Agreement shall also specify the term of the SAR; provided that the term of a SAR shall in no event exceed 10 years from the date of grant. A SAR Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification or Assumption of SARs. Within the limitations of the Plan, including Section 3(e), the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

(h) Buyout Provisions. Subject to Section 3(e), the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (b) authorize a Participant to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 10.    STOCK UNITS.

(a) Stock Unit Award Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Award Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Award Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Award Agreement. A Stock Unit Award Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Stock Unit Award Agreement may provide that vested Stock Units may be settled in a lump sum or in installments. A Stock Unit Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A of the Code. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

(f) Death of Participant. Any Stock Units Award that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries. Each Participant of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Stock Unit Award that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Award Agreement.

SECTION 11.    CASH-BASED AWARDS

The Committee may, in its sole discretion, grant Cash-Based Awards to any Participant in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant and specify in an applicable Award Agreement. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash which may be payable pursuant to the Cash-Based Award, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash or in shares of Stock, as the Committee determines.

SECTION 12.    ADJUSTMENT OF SHARES.

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:

(i)	The number of Shares available for future Awards under Section 5;

(ii)	The limitations set forth in Sections 5(a) and (b) and Section 19;

(iii)	The number of NSOs and Stock Units to be granted to Outside Directors under Section 4(b);

(iv)	The number of Shares covered by each outstanding Award; and

(v)	The Exercise Price under each outstanding Option and SAR.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to compliance with Section 409A of the Code, such agreement shall provide for:

(i)	The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)	The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)	The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv)	Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v)	Settlement of the intrinsic value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

Any acceleration of payment of an amount that is subject to Section 409A of the Code will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A.

(d) Reservation of Rights. Except as provided in this Section 12, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. In the event of any change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the occurrence of such event.

SECTION 13.    DEFERRAL OF AWARDS.

(a) Committee Powers. Subject to compliance with Section 409A of the Code, the Committee (in its sole discretion) may permit or require a Participant to:

(i)	Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b) General Rules. A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14.    AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 15.    PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a) Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

(b) Elections to Receive Awards. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, SARs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such Awards shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

(c) Number and Terms of Awards. The number of NSOs, SARs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such Awards shall also be determined by the Board.

SECTION 16.    LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 17.    TAXES.

(a) Withholding Taxes. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the minimum legally required tax withholding.

(c) Section 409A. Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 18.    OTHER PROVISIONS APPLICABLE TO AWARDS.

(a) Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 18(a) shall be void and unenforceable against the Company.

(b) Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution or replacement of stock options, stock appreciation rights, stock units or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). Notwithstanding any provision of the Plan (other than the maximum number of Shares that may be issued under the Plan), the terms of such assumed, substituted or replaced Awards shall be as the Committee, in its discretion, determines is appropriate.

(c) Qualifying Performance Criteria. The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals; provided, however, that in the case of any Performance Based Award, the following conditions shall apply:

(i)

The amount potentially available under a Performance Based Award shall be subject to the attainment of pre-established, objective performance goals relating to a specified performance period based on one or more of the following performance criteria: (a) cash flow, (b) earnings per share, (c) adjusted earnings per share (adjusted net income divided by the weighted average of dilutive common share equivalents outstanding), (d) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (e) adjusted EBITDA (net income before interest, taxes, depreciation, and amortization (internal use software, direct response advertising, and commissions), and non-cash stock-based compensation expense, (f) EBITDA margin (EBITDA/total revenue), (g) adjusted EBITDA margin (adjusted EBITDA/total revenue) (h) income or net income, (i) adjusted net income (net income before non-cash stock-based compensation expense, net of tax and other specified items), (j) return on equity, (k) total stockholder return, (l) share price performance, (m) return on capital, (n) return on assets or net assets, (o) revenue, (p) operating income or net operating income, (q) operating profit or net operating profit, (r) operating margin or profit margin, (s) return on operating revenue, (t) return on invested capital, (u) market segment shares, (v) costs, (w) expenses, (x) regulatory body approval (including without limitation for commercialization of a product), (y) implementation or completion of critical projects, (z) management fee run rate (“MFRR”) (annualized fees which would be generated from managed or advised assets or from financial planning services over the following twelve months or other specified period, including those generated from enrollees into the professional management program, but excluding platform fees, set up fees and consulting fees), (aa) market adjusted MFRR, (bb) new MFRR, (cc) net new MFRR (new MFRR net of voluntary cancellations), (dd) assets under management, (ee) asset retention rates, (ff) sales or other contract revenue, (gg) number of media impressions, (hh) customer satisfaction, (ii) economic value added measurements, (jj) sales pipeline, or (kk) employee turnover (“Qualifying Performance Criteria”), any of which may be measured either individually, alternatively or in any combination, applied to either the individual, the Company as a whole or to a business unit or subsidiary of the Company, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, or on the basis of any other specified period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, and subject to specified adjustments, in each case as specified by the Committee in the Award;

(ii)	Unless specified otherwise by the Committee at the time the performance goals are established or otherwise within the time prescribed by Section 162(m) of the Code, the Committee shall appropriately adjust the method of evaluating performance under a Qualifying Performance Criteria for a performance period as follows: (i) to exclude asset write-downs, (ii) to exclude litigation or claim judgments or settlements, (iii) to exclude the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) to exclude accruals for reorganization and restructuring programs, (v) to exclude any extraordinary nonrecurring items as determined under generally accepted accounting principles and/or described in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) to exclude the dilutive and/or accretive effects of acquisitions or joint ventures, (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture, (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends, (ix) to exclude the effects of stock based compensation; and (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles, in each case in compliance with Section 162(m);

(iii)

The Committee shall establish the applicable performance goals in writing and an objective method for determining the Award earned by a Participant if the goals are attained, while the outcome is substantially uncertain and not later than the 90th day of the performance period (but in no event after 25% of the period of service with respect to which the performance goals relate has elapsed), and shall determine and certify in writing, for each Participant, the extent to which the performance goals have been met prior to payment or vesting of the Award; and

(iv)	The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of the pre-established performance goals to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

(v)	The maximum aggregate number of Shares that may be subject to Performance Based Awards granted to a Participant in any calendar year is 500,000 Shares (subject to adjustment under Section 12), and no more than two times this amount in the first year of employment, and the maximum aggregate amount of cash that may be payable to a Participant under Performance Based Awards granted to a Participant in any calendar year that are Cash-Based Awards is $1,000,000.

(d) Recoupment. Notwithstanding any other provision of the Plan or any Award granted under the Plan, any recoupment or “clawback” policies adopted by the Committee pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law shall apply to Awards granted under the Plan and any Shares that may be issued pursuant to such Awards to the extent the Compensation Committee provides at the time the policy is adopted.”

SECTION 19.    NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee or Consultant. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 20.    DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on February 13, 2023, and may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend or terminate the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

[Remainder of this page intentionally left blank]

SECTION 21.    EXECUTION.

To record the adoption of the Amended and Restated Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

FINANCIAL ENGINES, INC.

By	/s/ Raymond J. Sims
Name	Raymond J. Sims
Title	Chief Financial Officer

FINANCIAL ENGINES, INC.

2009 STOCK INCENTIVE PLAN

APPENDIX B

FINANCIAL ENGINES 2014 EXECUTIVE CASH INCENTIVE PLAN

1. Purpose.

The purpose of the 2014 Executive Cash Incentive Plan (the “Plan”) is to provide a link between compensation and performance, to motivate participants to achieve corporate performance objectives, and to attract, motivate and reward the individuals who are part of the senior executive staff of Financial Engines, Inc. (the “Company”) as designated by the Chief Executive Officer (collectively, the “Executives”). Under the Plan, an Executive may be awarded for each fiscal year of the Company, or a portion thereof, a performance bonus, described in Section 4 hereof, which is intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). No bonuses shall be payable under this Plan unless and until the Plan is approved by the Company’s stockholders.

2. Eligibility.

In addition to the Chief Executive Officer (“CEO”), those individuals who are part of the senior executive staff as designated by the CEO, at the CEO’s discretion, shall be eligible to participate in the Plan. No person is automatically entitled to participate in the Plan in any fiscal year, or portion thereof. Participation in the Plan during any fiscal year, or portion thereof, does not entitle a participant to participate in the Plan or any similar plan in the future.

3. Administration of the Plan.

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) which shall consist of at least two independent directors of the Company who satisfy the requirements of Section 162(m) of the Code. The Compensation Committee shall have the sole discretion and authority to:

(i)	administer and interpret the Plan in accordance with Section 162(m) of the Code as appropriate;

(ii)	prescribe the terms and conditions of any awards granted under the Plan;

(ii)	adopt rules and guidelines for the administration of the Plan that are consistent with the Plan; and

(iii)	interpret, amend or revoke any such rules and guidelines.

The decisions of the Compensation Committee shall in every case be final and binding on all persons having an interest in the Plan.

4. Performance Bonus Amounts.

For each fiscal year, the performance bonus amount payable to each Executive under this Section 4 is intended to constitute performance-based compensation for purposes of Section 162(m) of the Code and shall be based on a target bonus, in turn based on one or more relevant performance criteria and the extent to which targets identified for such criteria are realized. The Compensation Committee shall, for each fiscal year, approve the target bonus amount for each Executive, the relevant performance criteria, the respective targets for such criteria, and the bonus amounts payable depending upon if and the extent to which such targets are realized, in accordance with the following rules:

(i) The relevant performance criteria shall include (a) cash flow, (b) earnings per share, (c) adjusted earnings per share (adjusted net income divided by the weighted average of dilutive common share equivalents outstanding), (d) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (e) adjusted

EBITDA (net income before interest, taxes, depreciation, and amortization (internal use software, direct response advertising, and commissions), and non-cash stock-based compensation expense, (f) EBITDA margin (EBITDA/total revenue), (g) adjusted EBITDA margin (adjusted EBITDA/total revenue) (h) income or net income, (i) adjusted net income (net income before non-cash stock-based compensation expense, net of tax and other specified items), (j) return on equity, (k) total stockholder return, (l) share price performance, (m) return on capital, (n) return on assets or net assets, (o) revenue, (p) operating income or net operating income, (q) operating profit or net operating profit, (r) operating margin or profit margin, (s) return on operating revenue, (t) return on invested capital, (u) market segment shares, (v) costs, (w) expenses, (x) regulatory body approval (including without limitation for commercialization of a product), (y) implementation or completion of critical projects, (z) management fee run rate (“MFRR”) (annualized fees which would be generated from managed or advised assets or from financial planning services over the following twelve months or other specified period, including those generated from enrollees into the professional management program, but excluding platform fees, set up fees and consulting fees), (aa) market adjusted MFRR, (bb) new MFRR, (cc) net new MFRR (new MFRR net of voluntary cancellations), (dd) assets under management, (ee) asset retention rates, (ff) sales or other contract revenue, (gg) number of media impressions, (hh) customer satisfaction, (ii) economic value added measurements, (jj) sales pipeline, or (kk) employee turnover, any of which may be measured either individually, alternatively or in any combination, applied to either the individual, the Company as a whole or to a business unit or subsidiary of the Company, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, or on the basis of any other specified period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, and subject to specified adjustments, in each case as specified by the Committee when it identifies the selected performance criteria.

(ii) Unless specified otherwise by the Compensation Committee at the time the performance goals are established or otherwise within the time limit prescribed by Section 162(m) of the Code, the Compensation Committee shall appropriately adjust the method of evaluating performance under a performance criterion for a performance period as follows: (i) to exclude asset write-downs, (ii) to exclude litigation or claim judgments or settlements, (iii) to exclude the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) to exclude accruals for reorganization and restructuring programs, (v) to exclude any extraordinary nonrecurring items as determined under generally accepted accounting principles and/or described in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) to exclude the dilutive and/or accretive effects of acquisitions or joint ventures, (vii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture, (viii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends, (ix) to exclude the effects of stock based compensation; and (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles, in each case in compliance with Section 162(m).

(iii) As determined by the Compensation Committee, any given performance criterion may be measured over all or part of the fiscal year. If for a fiscal year the Compensation Committee determines to use only performance criteria measurable over the entire fiscal year, then it must identify in writing within ninety (90) days after the beginning of the fiscal year the target bonus, and the selected performance criteria and targets. If for any fiscal year the Compensation Committee determines to use at least one performance criterion to be measured over less than the entire fiscal year, then the performance bonus for the fiscal year shall be the bonus calculated for such short performance period or, if more than one performance period per fiscal year is involved, then the sum of the bonuses calculated separately for each short performance period ending with or within the fiscal year. In that case, on or before the date which represents 25% of the total number of days in such short performance period, the Compensation Committee shall identify in writing the target bonus, the selected performance criteria, and the targets applicable to such period.

(v) The Compensation Committee may in its discretion direct that any performance bonus be reduced below the amount as calculated above. Further, the Compensation Committee may in its discretion increase the amount of compensation otherwise payable to any Executive upon satisfaction of the designated targets if such Executive would not be covered by Section 162(m) of the Code. Notwithstanding the foregoing, the maximum aggregate amount payable under this Plan to any Executive for any fiscal year as a performance bonus shall be $5,000,000.

5. The Payment of Bonuses.

No later than two and one-half months following the completion of the fiscal year, and prior to payment of the bonus, the Compensation Committee shall determine and certify in writing the extent to which the performance criteria and targets have been satisfied as required by Section 162(m) of the Code for the fiscal year (or for any short performance periods ending with or within such year). Bonuses shall be paid as soon as practicable following the end of such year or short performance period, as the case may be, and such certification, and in no event later than two and one-half months following the completion of the fiscal year.

6. Termination of Employment.

Termination of employment with the Company or its subsidiaries prior to the end of the fiscal year (or for short performance period ending with or within such year) for any reason (whether voluntary or involuntary) shall result in forfeiture of all opportunity to receive an award under the Plan for that fiscal year (or short performance period), provided that the Compensation Committee shall have discretion to provide for payment of a pro rata portion of any otherwise earned award (based on the number of days employed during the fiscal year or short performance period) in appropriate circumstances.

7. Amendment and Termination.

The Compensation Committee may terminate the Plan at any time, for any and no reason, and may also amend the Plan in order to reduce the amount of any Executive’s bonus payments at any time, for any or no reason.

8. Section 409A of the Code.

To the extent applicable, it is intended that this Plan and any awards granted hereunder either be exempt from the requirements of, or else comply with the requirements of, Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Any provision that would cause any award granted hereunder to incur additional taxes under Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code, which amendment may be retroactive to the extent permitted by Section 409A of the Code.

9. Recoupment.

Notwithstanding any other provision herein, any recoupment or “clawback” policies adopted by the Compensation Committee pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law shall apply to the awards granted hereunder to the extent the Compensation Committee provides at the time the policy is adopted.

10. No Right to Employment, Reelection or Continued Service.

Nothing in this Plan or a bonus granted hereunder shall interfere with or limit in any way the right of the Company to terminate any participant’s employment, service on the Board of Directors or service for the Company or any subsidiary thereof at any time or for any reason not prohibited by law, nor shall this Plan or a bonus granted hereunder itself confer upon any participant any right to continue his or her employment or service for any specified period of time. Neither a bonus awarded hereunder nor any benefits arising under this Plan shall constitute an employment contract with the Company.

11. Unfunded Plan.

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their bonus awards, if any. If the Compensation Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of bonuses under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/fngn Use the Internet to vote your proxy until 12:00 p.m. (Pacific Time) on May 20, 2013.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (Pacific Time) on May 20, 2013.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

    Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.
1.	Election of directors:	01 Heidi K. Fields 02 Joseph A. Grundfest	03 Paul G. Koontz	☐	Vote FOR all nominees (except as marked)		☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of KPMG LLP as Financial Engines’ independent registered public accountants.				☐ For	☐ Against		☐ Abstain

3.	To approve the amended and restated 2009 Stock Incentive Plan.				☐ For	☐ Against		☐ Abstain

4.	To approve the 2014 Executive Cash Incentive Plan.				☐ For	☐ Against		☐ Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐					Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

FINANCIAL ENGINES, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 21, 2013

10:00 a.m. Pacific Time

Offices of Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304

Financial Engines 1050 Enterprise Way, 3rd floor Sunnyvale, CA 94089	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Financial Engines, Inc. on May 21, 2013.

The undersigned hereby constitute(s) and appoint(s) Jeffrey N. Maggioncalda, Raymond J. Sims and Anne Tuttle Cappel, and each of them, proxy holders of the undersigned, with full power of substitution in each, to represent the undersigned and to vote all shares of common stock of Financial Engines, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Financial Engines, Inc. to be held on May 21, 2013 and at any adjournments thereof, upon matters referred to in the Notice of the 2013 Annual Meeting of Stockholders of Financial Engines, Inc. and related Proxy Statement and in their discretion upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You are encouraged to specify your choice by marking the appropriate box on the reverse side. Shares represented by this proxy will be voted as directed by the stockholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The proxies cannot vote your shares unless you sign and return this card.

See reverse for voting instructions.